EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                     among

                        JEFFERSON SMURFIT CORPORATION,
                            a Delaware corporation,

                         JSC ACQUISITION CORPORATION,
                            a Delaware corporation
        and a wholly-owned subsidiary of Jefferson Smurfit Corporation,

                                      and

                         STONE CONTAINER CORPORATION,
                            a Delaware corporation

                           Dated as of May 10, 1998


                               TABLE OF CONTENTS

                                 --------------

                                                                   Page
                                                                   ----
                                   ARTICLE 1
                                  The Merger

Section 1.1.  The Merger..............................................2
Section 1.2.  Certificate of Incorporation and Bylaws of the
              Surviving Corporation...................................3
Section 1.3.  Directors and Officers of the Surviving Corporation.....3
Section 1.4.  Boards, Committees and Officers of JSC..................3

                                   ARTICLE 2
                            Conversion of Securities

Section 2.1.  Conversion of Capital Stock.............................3
Section 2.2.  Exchange of Certificates................................5

                                   ARTICLE 3
                    Representations and Warranties of Stone

Section 3.1.  Organization and Power..................................9
Section 3.2.  Corporate Authorization.................................9
Section 3.3.  Governmental Authorization.............................10
Section 3.4.  Non-Contravention......................................10
Section 3.5.  Capitalization.........................................11
Section 3.6.  SEC Filings; Financial Statements......................12
Section 3.7.  No Undisclosed Liabilities.............................13
Section 3.8.  Litigation.............................................13
Section 3.9.  Absence of Certain Changes or Events...................13
Section 3.10. Compliance with Laws; No Default; No Non-Competes......14
Section 3.11. Taxes..................................................14
Section 3.12. Intellectual Property..................................16
Section 3.13. Environmental Matters..................................16
Section 3.14. Employee Benefits and Labor Matters....................18
Section 3.15. Transactions with Affiliates...........................20
Section 3.16. Information Supplied...................................21
Section 3.17. Opinion of Financial Advisor...........................21
Section 3.18. Finders' Fees..........................................21
Section 3.19. Takeover Statutes......................................22
Section 3.20. Rights Agreement.......................................22
Section 3.21. Non-Recourse Debt and Obligations......................22

                                   ARTICLE 4
                 Representations and Warranties of JSC and Sub

Section 4.1.  Organization and Power.................................23
Section 4.2.  Corporate Authorization................................23
Section 4.3.  Governmental Authorization.............................24
Section 4.4.  Non-Contravention......................................24
Section 4.5.  Capitalization.........................................25
Section 4.6.  SEC Filings; Financial Statements......................26
Section 4.7.  No Undisclosed Liabilities.............................27
Section 4.8.  Litigation.............................................27
Section 4.9.  Absence of Certain Changes or Events...................27
Section 4.10. Compliance with Laws; No Default; No Non-Competes......28
Section 4.11. Taxes..................................................28
Section 4.12. Intellectual Property..................................29
Section 4.13. Environmental Matters..................................30
Section 4.14. Employee Benefits and Labor Matters....................31
Section 4.15. Transactions with Affiliates...........................33
Section 4.16. Information Supplied...................................34
Section 4.17. Opinion of Financial Advisor...........................34
Section 4.18. Finders' Fees..........................................34
Section 4.19. Non-Recourse Debt and Obligations......................34

                                   ARTICLE 5
                              Conduct of Business

Section 5.1.  Conduct of Stone.......................................35
Section 5.2.  Conduct of JSC.........................................38

                                   ARTICLE 6
                             Additional Agreements

Section 6.1.  No Solicitation........................................41
Section 6.2.  Proxy Statement; Registration Statement................43
Section 6.3.  Stockholders' Meetings.................................44
Section 6.4.  Access to Information..................................44
Section 6.5.  Notices of Certain Events..............................45
Section 6.6.  Appropriate Action; Consents; Filings..................46
Section 6.7.  Public Disclosure......................................48
Section 6.8.  Reorganization.........................................48
Section 6.9.  Obligations of Sub.....................................48
Section 6.10. Affiliates.............................................49
Section 6.11. Listing or Quotation of Stock..........................49
Section 6.12. Indemnification of Directors and Officers..............49
Section 6.13. Stone Stock Options....................................50
Section 6.14. JSC Stock Options......................................51
Section 6.15. Benefits Continuation, etc.............................51
Section 6.16. Certain Other Employee Benefits Matters................52
Section 6.17. Convertible Debt.......................................52
Section 6.18. Confidentiality Agreement..............................52
Section 6.19. Takeover Statutes......................................53
Section 6.20. Rights Agreement.......................................53
Section 6.21. Headquarters; Logo.....................................53
Section 6.22. Stock Purchase Agreement...............................53

                                   ARTICLE 7
                             Conditions to Merger

Section 7.1.  Conditions to Each Party's Obligations.................53
Section 7.2.  Additional Conditions to Obligations of JSC and Sub....54
Section 7.3.  Additional Conditions to Obligations of Stone..........55

                                   ARTICLE 8
                                  Termination

Section 8.1.  Termination............................................56
Section 8.2.  Effect of Termination..................................58
Section 8.3.  Fees and Expenses......................................59
Section 8.4.  Amendment..............................................60
Section 8.5.  Extension; Waiver......................................60

                                   ARTICLE 9
                                 Miscellaneous

Section 9.1.  Nonsurvival of Representations, Warranties and
              Agreements.............................................61
Section 9.2.  Notices................................................61
Section 9.3.  Interpretation.........................................62
Section 9.4.  Disclosure Schedules...................................62
Section 9.5.  Counterparts...........................................62
Section 9.6.  Entire Agreement; No Third Party Beneficiaries.........63
Section 9.7.  Governing Law..........................................63
Section 9.8.  Assignment.............................................63


                                   EXHIBITS

Exhibit A - JSC Voting Agreement (SIBV)
Exhibit B - JSC Voting Agreement (MSLEF)
Exhibit C - Stone Voting Agreement
Exhibit D - Stone Charter Amendments
Exhibit E - Corporate Governance
Exhibit F - Registration Rights Agreement
Exhibit G - Form of Affiliate's Letter


                       TABLE OF DEFINED TERMS


Term                                                      Section
--------------------------                             --------------

Adjusted Option                                            6.13(a)(i)
Affiliate                                                  3.15
Affected Employees                                         6.15(a)
Certificate                                                2.02(b)
Closing                                                    1.01(b)
Closing Date                                               1.01(b)
Code                                                     Recitals
Confidentiality Agreement                                  6.04
Convertible Debentures                                     3.05(a)
Convertible Notes                                          3.05(a)
DGCL                                                       1.01(a)
Effective Time                                             1.01(c)
End Date                                                   8.01(b)
Environmental Laws                                         3.13(b)(i)
ERISA                                                      3.14(a)
Exchange Act                                               3.03
Exchange Agent                                             2.02(a)
Exchange Fund                                              2.02(a)
Exchange Ratio                                             2.01(c)
Former Employees                                           6.15(b)
Governmental Authority                                     3.03
Hazardous Substance                                        3.13(b)(ii)
HSR Act                                                    3.03
Indemnified Parties                                        6.12(b)
IRS                                                        3.11(c)
JSC                                                      Preamble
JSC Balance Sheet                                          4.06(d)
JSC Benefit Arrangements                                   4.13(d)
JSC Common Stock                                           2.01(c)
JSC Disclosure Schedule                                  Article 4
JSC Employee Plans                                         4.14(a)
JSC ERISA Affiliate                                        4.14(b)
JSC Intellectual Property Rights                           4.12(a)
JSC Material Adverse Effect                              Article 4
JSC Material Contracts                                     4.10(b)
JSC Preferred Stock                                        4.05(a)
JSC SEC Reports                                            4.06(a)
JSC Stockholders' Meeting                                  3.16
JSC Tax Certificate                                        6.08
JSC Third Party Acquisition Event                          8.03(e)
JSC Voting Agreements                                    Recitals
JSG                                                      Article 3
Lien                                                       3.05(a)
Merger                                                     1.01(a)
Nasdaq                                                     2.02(e)
NYSE                                                       2.02(e)
Person                                                     2.01(b)
Proxy Statement                                            3.16
Registration Rights Agreement                              4.02
Registration Statement                                     3.16
Rights                                                     3.20
Rights Agreement                                           3.05(a)
Rule 145 Affiliates                                        6.10
SEC                                                        3.06(a)
Securities Act                                             3.03
SIBV                                                     Recitals
Significant Subsidiary                                     6.01(a)
Stock Purchase Agreement                                 Article 3
Stockholders' Meetings                                     3.16
Stone                                                    Preamble
Stone Balance Sheet                                        3.06(d)
Stone Benefit Arrangements                                 3.14(d)
Stone Common Stock                                         2.01(b)
Stone Disclosure Schedule                                Article 3
Stone Employee Plans                                       3.14(a)
Stone ERISA Affiliate                                      3.14(b)
Stone Intellectual Property Rights                         3.12(a)
Stone Material Adverse Effect                            Article 3
Stone Material Contracts                                   3.10(b)
Stone Preferred Stock                                      3.05(a)
Stone SEC Reports                                          3.06(a)
Stone Series D Preferred Stock                             3.05(a)
Stone Series E Preferred Stock                             2.01(d)
Stone Stock Options                                        6.13(a)(i)
Stone Stockholders' Meeting                                3.16
Stone Tax Certificate                                      6.08
Stone Third Party Acquisition Event                        8.03(c)
Stone Voting Agreement                                   Recitals
Sub                                                      Preamble
Sub Common Stock                                           4.05(c)
Subsidiary                                                 2.01(b)
Superior Proposal                                          6.01(b)
Surviving Corporation                                      1.01(a)
Takeover Proposal                                          6.01(a)
Takeover Statute                                           3.19
Tax Return                                                 3.11(e)
Taxes                                                      3.11(e)
Taxing Authority                                           3.11(e)
Transaction Agreements                                   Article 3


                         AGREEMENT AND PLAN OF MERGER


               AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of May 10, 1998 among Jefferson Smurfit Corporation, a Delaware corporation ("JSC"), JSC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of JSC ("Sub"), and Stone Container Corporation, a Delaware corporation ("Stone").

                                    RECITALS

               WHEREAS, the Boards of Directors of JSC, Sub and Stone deem it advisable and in the best interests of each corporation and its respective stockholders that JSC and Stone enter into a strategic business combination in order to advance the long-term business interests of JSC and Stone, and have therefore approved this Agreement, the Merger (as hereinafter defined) and the other transactions contemplated by this Agreement; and

               WHEREAS, the combination of JSC and Stone shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Stone, Stone will become a wholly-owned subsidiary of JSC and the common stockholders of Stone will become stockholders of JSC, which will be renamed Smurfit-Stone Container Corporation; and

               WHEREAS, as a condition and inducement to JSC's and Stone's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, (i) Stone and certain stockholders of JSC, including Smurfit International B.V ("SIBV") and Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF"), are entering into Voting Agreements dated as of the date of this Agreement in the forms attached hereto as Exhibits A and B (the "JSC Voting Agreements"), pursuant to which such stockholders have agreed to vote their shares of JSC Common Stock in favor of the proposal to issue JSC Common Stock in the Merger and to amend the JSC certificate of incorporation as contemplated by Section 1.04(a) hereof and (ii) JSC and the Chief Executive Officer of Stone are entering into a Voting Agreement dated as of the date of this Agreement in the form attached hereto as Exhibit C (the "Stone Voting Agreement"), pursuant to which he has agreed to vote his shares of Stone Common Stock (as hereinafter defined) in favor of the proposal to approve and adopt the Merger and this Agreement and the amendments to the Stone certificate of incorporation contemplated hereby; and

               WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

               WHEREAS, JSC, Sub and Stone desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

               NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:


                                   ARTICLE 1
                                  The Merger

               Section 1.1. The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Sub shall be merged (the "Merger") with and into Stone in accordance with the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Sub shall cease, and Stone shall continue as the surviving corporation (the "Surviving Corporation").

           (b) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article 7, at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, unless another time, date or place is agreed to in writing by the parties hereto.

           (c) Upon the Closing, Stone and Sub will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is agreed by JSC and Stone and specified in the certificate of merger (the "Effective Time").

           (d) The Merger shall have the effects set forth in Section 259 of the Delaware Law.

               Section 1.2. Certificate of Incorporation and Bylaws of the Surviving Corporation. Prior to the Effective Time, the certificate of incorporation of Stone as in effect immediately prior to the Effective Time shall be amended as described in Exhibit D-1. At the Effective Time, the certificate of incorporation of Stone shall be amended as described in Exhibit D-2 and such certificate of incorporation, as so amended, shall be the certificate of incorporation of the Surviving Corporation, and the bylaws of Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation.

               Section 1.3. Directors and Officers of the Surviving Corporation. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, and the officers of Stone immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

               Section 1.4. Boards, Committees and Officers of JSC. (a) The certificate of incorporation of JSC, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit E-1 and, as so amended, such certificate of incorporation shall be the certificate of incorporation of JSC until thereafter changed or amended as provided therein or by applicable law.

           (b) The bylaws of JSC, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as described in Exhibit E-2 and, as so amended, such bylaws shall be the bylaws of JSC until thereafter changed or amended as provided therein or by applicable law.

           (c) From and after the Effective Time, certain governance matters will be as set forth in Exhibit E-2.


                                   ARTICLE 2
                           Conversion of Securities

               Section 2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any securities of Stone Common Stock or Sub:

           (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

           (b) Cancellation of Treasury Stock and JSC-Owned Stock. Each share of common stock, par value $0.01 per share, of Stone ("Stone Common Stock"), together with any associated Right (as hereinafter defined), that is owned by Stone as treasury stock and each share of Stone Common Stock that is owned by JSC or any of its wholly owned Subsidiaries shall be canceled and retired and shall cease to exist, and no shares of JSC capital stock or other consideration shall be delivered in exchange therefor. For purposes of this Agreement other than Section 5.01, "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which directly or indirectly at least 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Solely for purposes of
Section 5.01, "Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which directly or indirectly at least a majority of the securities or other interests having by their terms, subject to contractual or shareholder agreements existing as of the date hereof, ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries. Solely for purposes of the representations and warranties made by Stone in this Agreement, Abitibi-Consolidated Inc. and S&G Packaging Company, L.L.C. each will be deemed a Subsidiary of Stone but Stone's representations and warranties insofar as they relate to Abitibi-Consolidated Inc. and S&G Packaging Company, L.L.C. will be deemed to speak only as of the date hereof regardless of whether they are so limited. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a Governmental Authority (as hereinafter defined).

           (c) Conversion of Stone Common Stock. Subject to Section 2.02, each issued and outstanding share of Stone Common Stock, together with any associated Right (other than shares to be canceled pursuant to Section 2.01(b) or fractional shares for which cash will be paid pursuant to Section 2.02(e)), shall be converted into .99 shares (as adjusted pursuant to Section 2.01(e), the "Exchange Ratio") of a duly authorized, validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of JSC ("JSC Common Stock"). All such shares of Stone Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the number of whole shares of JSC Common Stock into which such shares have been converted, (ii) certain dividends and other distributions in accordance with Section 2.02(c) and (iii) cash in lieu of fractional shares of JSC Common Stock in accordance with
Section 2.02(e).

           (d) Adjustment of Stone Preferred Stock. At the Effective Time, each issued and outstanding share of Series E Cumulative Convertible Exchangeable Preferred Stock, par value $0.01 per share, of Stone ("Stone Series E Preferred Stock") shall be convertible pursuant to its terms into the number of shares of JSC Common Stock that its holder would have received in the Merger had such holder converted such share of Stone Series E Preferred Stock immediately prior to the Effective Time.

           (e) Adjustment to Exchange Ratio. If, prior to the Effective Time, JSC shall declare a stock dividend or other similar distribution of shares of JSC Common Stock or securities convertible into shares of JSC Common Stock, or effect a stock split, reclassification, recapitalization, stock combination or other change with respect to the JSC Common Stock, the Exchange Ratio shall be appropriately adjusted to reflect such dividend, distribution, stock split, reclassification, recapitalization, stock combination or other change. Notwithstanding anything herein to the contrary, the Exchange Ratio shall not be adjusted as a result of the Pulp Co. Transaction (as defined and described in Section 5.01 of the Stone Disclosure Schedule).

               Section 2.2. Exchange of Certificates. The procedures for exchanging outstanding shares of Stone Common Stock for JSC Common Stock pursuant to the Merger shall be as follows:

           (a) Exchange Agent. Prior to or at the Effective Time, JSC shall deposit with an exchange agent as may be designated by JSC and reasonably acceptable to Stone (the "Exchange Agent"), for the benefit of the holders of shares of Stone Common Stock, for exchange in accordance with this Section 2.02, certificates representing the shares of JSC Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Stone Common Stock and shall from time to time deposit cash in an amount required to be paid pursuant to subsections (c) and (e) of this Section 2.02 (such shares of JSC Common Stock and cash being hereinafter referred to as the "Exchange Fund").

           (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Stone Common Stock (each a "Certificate" and, collectively, the "Certificates") whose shares were converted into shares of JSC Common Stock pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as JSC and Stone may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of JSC Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate or certificates representing that whole number of shares of JSC Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2 in such denominations and registered in such names as such holder may request and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive pursuant to the provisions of this
Article 2, after giving effect to any required withholding tax. In the event of a transfer of ownership of shares of Stone Common Stock which is not registered on the transfer records of Stone, a certificate representing the proper number of shares of JSC Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Stone Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

           (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to any shares of JSC Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate as provided in this
Section 2.02. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of JSC Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of JSC Common Stock to which such holder is entitled pursuant to subsection (e) of this Section 2.02 and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of JSC Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of JSC Common Stock, less the amount of any withholding taxes which may be required thereon.

           (d) No Further Ownership Rights in Stone Common Stock. All shares of JSC Common Stock issued upon the surrender for exchange of shares of Stone Common Stock in accordance with the terms hereof (including any cash paid pursuant to this Article 2) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Stone Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Stone on such shares of Stone Common Stock on or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Stone Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.02.

           (e) No Fractional Shares. No certificate or scrip representing fractional shares of JSC Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to exercise any rights of a stockholder of JSC. Notwithstanding any other provision of this Agreement, each holder of shares of Stone Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of JSC Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of JSC Common Stock multiplied by the last reported sale price of JSC Common Stock, as reported on The New York Stock Exchange (the "NYSE") Composite Tape or The Nasdaq National Market (the "Nasdaq"), as the case may be, on the last full trading day immediately preceding the Closing Date.

           (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of Stone for one year after the Effective Time shall be delivered to JSC, and any stockholders of Stone who have not previously complied with this Section 2.02 shall thereafter look only to JSC for payment of their claim for shares of JSC Common Stock, any cash in lieu of fractional shares of JSC Common Stock and any dividends or distributions with respect to JSC Common Stock.

           (g) No Liability. Neither JSC nor the Surviving Corporation shall be liable to any holder of shares of Stone Common Stock or JSC Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) of JSC Common Stock or cash from the Exchange Fund delivered to a public official as required by any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of JSC Common Stock, any dividends or distributions with respect thereto, or any cash in lieu of fractional shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority), any such shares, dividends or distributions or cash in respect of such Certificate shall, to the extent permitted by applicable laws, become the property of JSC, free and clear of all claims or interest of any Person previously entitled thereto.

           (h) Missing Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact and the providing of an appropriate indemnity or surety bond by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of JSC Common Stock, dividends and distributions and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE 3
                    Representations and Warranties of Stone

               Stone represents and warrants to JSC and Sub that the statements contained in this Article 3 are true and correct, except as set forth in the disclosure schedule delivered by Stone to JSC prior to execution of this Agreement (the "Stone Disclosure Schedule") or in the Stone SEC Reports (as hereinafter defined) filed prior to the date of this Agreement or as otherwise expressly contemplated by this Agreement, the Registration Rights Agreement, the JSC Voting Agreements, the Stone Voting Agreement, the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of the date hereof among Jefferson Smurfit Group plc ("JSG"), SIBV, MSLEF, JSC and certain other JSC stockholders or the Voting Agreement dated as of the date hereof among SIBV, MSLEF and Mr. Roger Stone (collectively, the "Transaction Agreements"). For purposes of this Agreement, "Stone Material Adverse Effect" means a material adverse effect (i) on the business, properties, assets, liabilities
(contingent or otherwise) or financial condition of Stone and its Subsidiaries, taken as a whole, or (ii) on the ability of Stone to perform its obligations under or to consummate the transactions contemplated by this Agreement, other than effects caused by (x) changes resulting from the announcement of this Agreement and the proposed consummation of the Merger and the other transactions contemplated by this Agreement or (y) changes resulting from conditions affecting the containerboard or newsprint industries generally.

               Section 3.1. Organization and Power. Each of Stone and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect. Each of Stone and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

               Section 3.2. Corporate Authorization. The execution and delivery by Stone of this Agreement, and the consummation by Stone of the transactions contemplated hereby, are within Stone's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of two-thirds of the outstanding shares of Stone Common Stock is the only vote of any class or series of Stone's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement (other than the amendment to the Stone certificate of incorporation), and the affirmative vote of a majority of the outstanding shares of Stone Common Stock is the only vote of any class or series of Stone capital stock necessary to approve the amendments to the Stone certificate of incorporation contemplated by Section
1.02 hereof. This Agreement has been duly executed and delivered by Stone and, subject to the receipt of the approval described in the immediately preceding sentence in the case of this Agreement, constitutes a legal, valid and binding agreement of Stone, enforceable against Stone in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law).

               Section 3.3. Governmental Authorization. The execution and delivery by Stone of this Agreement, and the consummation by Stone of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority, whether domestic or foreign (a "Governmental Authority"), other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Stone is qualified to do business; (ii) the filing of a certificate of amendment to the Stone certificate of incorporation with respect to the amendments contemplated by Section 1.02, (iii) compliance with any applicable requirements of (x) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (y) laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, including but not limited to the European Union and Canada and (z) the Investment Canada Act; (iv) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"); (v) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"); (vi) compliance with any other applicable securities laws;
(vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

               Section 3.4. Non-Contravention. The execution and delivery of this Agreement by Stone does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Stone,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Stone or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(iii) subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Section 3.03, violate any order, writ, injunction, decree, statute, rule or regulation applicable to Stone or any of its Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) for any such violations, breaches, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

               Section 3.5. Capitalization. (a) The authorized capital stock of Stone consists of 200,000,000 shares of Stone Common Stock and 10,000,000 shares of Preferred Stock, par value $0.01 per share ("Stone Preferred Stock"), of which 2,000,000 shares have been designated Series D Junior Participating Preferred Stock ("Stone Series D Preferred Stock") and 4,600,000 shares have been designated Stone Series E Preferred Stock. As of April 27, 1998, (i) 99,717,665 shares of Stone Common Stock were issued and outstanding,
(ii) 134,529 shares of Stone Common Stock were held in the treasury of Stone or by Subsidiaries of Stone, (iii) 4,640,926 shares of Stone Common Stock were reserved for issuance pursuant to the Stone Employee Plans and the Stone Benefit Arrangements (as hereinafter defined), (iv) 4,599,300 shares of Stone Series E Preferred Stock were issued and outstanding, (v) no shares of Stone Series D Preferred Stock were issued and outstanding, (vi) 2,000,000 shares of Stone Series D Preferred Stock were reserved for issuance under the Rights Agreement dated as of July 25, 1988 between Stone and The First National Bank of Chicago, as amended (the "Rights Agreement"), and (vii) 6,408,122 shares of Stone Common Stock were reserved for issuance upon the conversion of Stone's 8.875% Convertible Senior Subordinated Notes ("Convertible Notes") and Stone's 6.75% Convertible Subordinated Debentures ("Convertible Debentures"). No change in such capitalization has occurred since such date except as permitted and contemplated by Section 5.01(d). All outstanding shares of Stone capital stock are, and all shares of Stone Common Stock and Stone Preferred Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable.
There are no obligations, contingent or otherwise, of Stone or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Stone Common Stock or Stone Preferred Stock or the capital stock of any Stone Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary. All of the outstanding shares of capital stock of, or other equity interests in, each of Stone's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, except for director's qualifying shares, are owned directly or indirectly by Stone, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares or other equity interests). For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

           (b) Except as set forth in Section 3.05(a), there are no equity securities of any class of Stone, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.05(a), there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which Stone or any of its Subsidiaries is a party or by which any of them are bound obligating Stone or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Stone or any of its Subsidiaries or obligating Stone or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of Stone to which Stone is a party.

               Section 3.6. SEC Filings; Financial Statements. (a) Stone has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since December 31, 1994 (the "Stone SEC Reports").

           (b) As of its filing date, each Stone SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Stone SEC Report.

           (c) Each Stone SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Stone SEC Report.

           (d) The consolidated financial statements (including, in each case, any related notes) contained in the Stone SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of Stone and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The audited balance sheet of Stone as of December 31, 1997 is referred to herein as the "Stone Balance Sheet".

               Section 3.7. No Undisclosed Liabilities. Stone and its Subsidiaries do not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

           (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect;

           (b) liabilities or obligations disclosed or provided for in the Stone Balance Sheet or in the notes thereto or in the Stone SEC Reports filed prior to the date hereof;

           (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

           (d) liabilities or obligations incurred since December 31, 1997 in the ordinary course of business consistent with past practices.

               Section 3.8. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Stone, threatened against or affecting, Stone or any of its Subsidiaries or any of their respective properties before any Governmental Authority which, individually or in the aggregate, would be reasonably expected to have a Stone Material Adverse Effect.

               Section 3.9. Absence of Certain Changes or Events. Since the date of the Stone Balance Sheet, except as contemplated by or as disclosed in this Agreement, Stone and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Stone Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a Stone Material Adverse Effect, (b) any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by Stone, or (c) any action taken by Stone or any of its Subsidiaries during the period from the date of the Stone Balance Sheet through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

               Section 3.10. Compliance with Laws; No Default; No Non-Competes. (a) Neither Stone nor any of its Subsidiaries is in violation of or has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a Stone Material Adverse Effect.

           (b) Each material agreement, contract or commitment to which Stone or any of its Subsidiaries is a party and which can reasonably be expected to require the payment of money in excess of $10,000,000 per annum ("Stone Material Contracts") is a valid, binding and enforceable obligation of Stone or such Subsidiary and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect. None of Stone or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or by-laws or similar organizational documents or
(ii) any Stone Material Contract, except in the case of clause (ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

           (c) Neither Stone nor any of its Subsidiaries is a party to any agreement that expressly limits the ability of Stone or such Subsidiary to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect after giving effect to the Merger.

               Section 3.11. Taxes. (a) Each of Stone and its Subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

           (b) Each of Stone and its Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

           (c) The federal income Tax Returns of Stone and its Subsidiaries have been examined and settled with the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1992, except for the years 1986, 1987 and 1988 which are currently in appeals.

           (d) There are no material Tax claims pending against Stone or any of its Subsidiaries and Stone does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to Stone or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by Stone or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. Neither Stone nor any of its Subsidiaries has any liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than Stone and its Subsidiaries.

           (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code.

           (f) Neither Stone nor any of its Subsidiaries, nor any of its other Affiliates, (i) has taken any action, agreed to take any action, or failed to take any action, or (ii) has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by JSC or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

           (g) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

               Section 3.12. Intellectual Property. (a) Stone and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights and are otherwise legally entitled to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Stone and its Subsidiaries as currently conducted (the "Stone Intellectual Property Rights") except to the extent that the failure to have such rights would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

           (b) Neither Stone nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement, or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Stone Intellectual Property Rights or any license, sublicense or other agreement pursuant to which Stone or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are used in the manufacture of, incorporated in, or form a part of any product of Stone or any of its Subsidiaries, except for breaches which, individually or in the aggregate, would not be reasonably expected to have a Stone Material Adverse Effect.

           (c) All patents, registered and common law trademarks, service marks and copyrights held by Stone or any of its Subsidiaries which are material to the business of Stone and its Subsidiaries are valid and enforceable. Neither Stone nor any of its Subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trade secret, trademark, service mark or copyright or the violation of any trade secret or other proprietary right of any third party or (ii) has any knowledge that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, individually or in the aggregate, would be reasonably expected to have a Stone Material Adverse Effect.

               Section 3.13. Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a Stone Material Adverse Effect:

                                (i) no notice, demand, request for information, request for an investigation, notice of violation, citations, summons, claim, complaint or order has been received by, or, to Stone's knowledge, is pending or threatened by any Person against, Stone or any of its Subsidiaries nor has any material penalty been assessed or, to Stone's knowledge, is pending or threatened against Stone or any of its Subsidiaries with respect to any matters relating to Stone or any of its Subsidiaries and relating to or arising out of Environmental Laws;

                               (ii) no property now or previously owned, leased or operated by Stone or any of its Subsidiaries nor any property to which Stone or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance is listed or, to Stone's knowledge, proposed for listing on any federal, state, local or foreign list of sites requiring investigation or clean-up;

                              (iii)  to Stone's knowledge, no Hazardous
               Substance has been discharged, emitted, released or is present at any property now or previously owned, leased or operated by Stone or any of its Subsidiaries in a manner that violated, or that is required to be investigated, remediated or removed pursuant to, Environmental Laws;

                               (iv) there are no liabilities of or relating to Stone or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws; and

                                (v)  Stone and its Subsidiaries have or have
               applied for all permits or licenses necessary to operate their facilities in material compliance with Environmental Laws and are currently in material compliance with Environmental Laws.

           (b) For purposes of this Agreement, the following terms shall have the meanings set forth below:

                            (i) "Environmental Laws" means any applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, rules, codes, injunctions, permits, licenses, approvals, agreements or governmental restrictions, each as in effect on or prior to the Closing Date, relating to protection of the environment or human health and safety or to the manufacture, use, treatment, storage, disposal or handling of, or to emissions, discharges or releases of, pollutants, contaminants, wastes or other hazardous substances into the environment.

                           (ii) "Hazardous Substance" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive or otherwise hazardous substance, waste, or material, including without limitation petroleum, its derivatives, by-products and other hydrocarbons, which in any event is regulated under Environmental Laws.

               Section 3.14. Employee Benefits and Labor Matters. (a) The Stone Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")), which is subject to any provision of ERISA and is maintained, administered or contributed to by Stone or any of its Affiliates and covers any employee or former employee of Stone or any of its Subsidiaries or under which Stone or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been made available to JSC together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and the three most recent actuarial valuation reports prepared in connection with any such plan. Such plans are referred to collectively herein as the "Stone Employee Plans". The only Stone Employee Plans which individually or collectively would constitute an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) are identified as such in the list referred to above.

           (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any Stone Employee Plan subject to Title IV of ERISA, whether or not waived. No "reportable event" (within the meaning of Section 4043 of ERISA) and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any Stone Employee Plans other than any reportable event which would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect. No condition exists and no event has occurred that could constitute grounds for termination of any Stone Employee Plans other than any such terminations that would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect. Neither Stone nor any Stone ERISA Affiliate has any material unsatisfied liability under Title IV of ERISA in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Stone Employee Plan has or will make Stone or any of its Subsidiaries or any officer or director of Stone or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect. For purposes of this Section, "Stone ERISA Affiliate" means any other Person which, together with Stone, would be treated as a single employer under Section 414 of the Code.

           (c)  Each Stone Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and, to the knowledge of Stone, is so qualified and has been so qualified during the period since its adoption. To the knowledge of Stone, each trust created under any such Stone Employee Plan is exempt from tax under Section 501(a) of the Code and, to the knowledge of Stone, has been so exempt since its creation. Stone has made available to JSC the most recent determination letter of the IRS relating to each such Stone Employee Plan.
Each Stone Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such Stone Employee Plan, excluding any instances of non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

           (d) The Stone Disclosure Schedule contains a list of each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a Stone Employee Plan, is entered into, maintained or contributed to, as the case may be, by Stone or any of its Affiliates and covers any employee or former employee of Stone or any of its Subsidiaries. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished previously to JSC, are referred to collectively herein as the "Stone Benefit Arrangements". Each Stone Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Stone Benefit Arrangement, excluding any instances of non-compliance that would not, individually or in the aggregate, be reasonably expected to have a Stone Material Adverse Effect.

           (e) No Stone Employee Plan, Stone Benefit Arrangement or related document contains any provision that would prevent Stone or any of its Subsidiaries from amending or terminating any post-retirement health, medical or life insurance benefits and, to the knowledge of Stone, no agent or representative of Stone or any of its Affiliates has made any statements that would limit the ability of Stone or any of its Subsidiaries to amend or terminate any such benefits.

           (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Stone or any of its Affiliates relating to, or change in employee participation or coverage under, any Stone Employee Plans or Stone Benefit Arrangement which would increase materially the expense of maintaining such Stone Employee Plans or Stone Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the closing date of the Stone Balance Sheet.

           (g) The execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Stone Employee Plan, Stone Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of Stone or any of its Subsidiaries, or result in the triggering or imposition of any restrictions or limitations on the right of JSC, Stone or any of its Subsidiaries to amend or terminate any Stone Employee Plans and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. There is no contract, agreement, plan or arrangement covering any employee or former employee of Stone or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(i)(2) or 280G of the Code.

           (h) No work stoppage, labor strike or slowdown against Stone or any of its Subsidiaries is pending or threatened. Neither Stone nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which, individually or in the aggregate, has had or would be reasonably expected to have a Stone Material Adverse Effect. To the knowledge of Stone there is no organizing effort or representation question at issue with respect to any employee of Stone or any of its Subsidiaries. No collective bargaining agreement to which Stone or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

               Section 3.15. Transactions with Affiliates. Since the date of Stone's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between Stone or its Subsidiaries, on the one hand, and Stone's Affiliates (other than wholly-owned Subsidiaries of Stone) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. For purposes of this Agreement, "Affiliate", when used with respect to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with such Person. As used in the definition of "Affiliate", the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               Section 3.16. Information Supplied. The information supplied by Stone for inclusion in the registration statement on Form S-4 or any amendment or supplement thereto pursuant to which shares of JSC Common Stock issuable in the Merger will be registered with the SEC (the "Registration Statement") shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Stone for inclusion in the joint proxy statement/prospectus or any amendment or supplement thereto (the "Proxy Statement") to be sent to the stockholders of Stone in connection with their meeting to consider this Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated by Section 1.02 hereof (the "Stone Stockholders' Meeting") and to the stockholders of JSC in connection with their meeting to consider the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by Section 1.04(a) hereof (the "JSC Stockholders' Meeting" and together with the Stone Stockholders' Meeting, the "Stockholders' Meetings") shall not, on the date the Proxy Statement is first mailed to the stockholders of Stone and JSC or at the time of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Section 3.17. Opinion of Financial Advisor. The financial advisor of Stone, Salomon Smith Barney, has delivered to Stone a written opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair from a financial point of view to the common stockholders of Stone. Stone has delivered to JSC a copy of such opinion.

               Section 3.18. Finders' Fees. Except for Salomon Smith Barney, a copy of whose engagement agreement has been provided to JSC, no investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from Stone or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

               Section 3.19. Takeover Statutes. The Board of Directors of Stone has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the best of Stone's knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to Stone or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby.

               Section 3.20. Rights Agreement. Stone has amended the Rights Agreement to (i) extend its final maturity date to December 31, 1998, (ii) render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and (iii) provide that JSC shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the shares of Stone Common Stock, as a result of entering into this Agreement or consummating the Merger and the other transactions contemplated hereby, and, except as otherwise provided herein, such amended Rights Agreement may not be further amended by Stone without the prior written consent of JSC in its sole discretion.

               Section 3.21. Non-Recourse Debt and Obligations. Stone has no guarantees, keep-well arrangements nor any liabilities with respect to the indebtedness of the Stone entities listed in Section 3.21 of the Stone Disclosure Schedule, and, except as provided therein, has no continuing financial or commercial obligations to such entities, including with respect to the support or funding of such entities.


                                   ARTICLE 4
                 Representations and Warranties of JSC and Sub

               JSC and Sub represent and warrant to Stone that the statements contained in this Article 4 are true and correct, except as set forth in the disclosure schedule delivered by JSC to Stone prior to the execution of this Agreement (the "JSC Disclosure Schedule") or in the JSC SEC Reports (as hereinafter defined) filed prior to the date of this Agreement or as otherwise expressly contemplated by the Transaction Agreements. For purposes of this Agreement, "JSC Material Adverse Effect" means a material adverse effect (i) on the business, properties, assets, liabilities (contingent or otherwise) or financial condition of JSC and its Subsidiaries, taken as a whole, or (ii) on the ability of JSC or Sub to perform their respective obligations under or to consummate the transactions contemplated by this Agreement, other than effects caused by (x) changes resulting from the announcement of this Agreement and the proposed consummation of the Merger and the other transactions contemplated by this Agreement or (y) changes resulting from conditions affecting the containerboard or newsprint industries generally.

               Section 4.1. Organization and Power. Each of JSC and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be in good standing or have such power, authority or approvals would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect. Each of JSC and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

               Section 4.2. Corporate Authorization. The execution and delivery by JSC and Sub of this Agreement and by JSC of the Registration Rights Agreement dated the date hereof among JSC, SIBV, MSLEF and certain other JSC stockholders (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit F, and the consummation by JSC and Sub of the transactions contemplated hereby and thereby, are within the corporate powers of JSC and Sub and, except as set forth in the next succeeding sentence, have been duly authorized by all necessary corporate action. The affirmative vote of one-half of the outstanding shares of JSC Common Stock present in person or by proxy at the JSC Stockholders' Meeting is the only vote of any class or series of JSC capital stock necessary to approve the issuance of JSC Common Stock in the Merger, and the affirmative vote of two-thirds of the outstanding shares of JSC Common Stock is the only vote of any class or series of JSC capital stock necessary to effect the amendments to the JSC certificate of incorporation contemplated by Section 1.04(a) hereof. This Agreement has been duly executed and delivered by JSC and Sub and, subject to the receipt of the approval described in the immediately preceding sentence, constitutes a legal, valid and binding agreement of JSC and Sub, enforceable against JSC and Sub in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law). The Registration Rights Agreement has been duly executed and delivered by JSC and constitutes a legal, valid and binding agreement of JSC, enforceable against JSC in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, regardless of whether in a proceeding at equity or at law). The shares of JSC Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

               Section 4.3. Governmental Authorization. The execution and delivery by JSC and Sub of this Agreement and by JSC of the Registration Rights Agreement, and the consummation by JSC and Sub of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which JSC is qualified to do business; (ii) the filing of an amended and restated certificate of incorporation of JSC with respect to the amendments contemplated by Section 1.04(a) hereof; (iii) compliance with any applicable requirements of (x) the HSR Act, (y) laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, including but not limited to the European Union and Canada and (z) the Investment Canada Act; (iv) compliance with any applicable requirements of the Securities Act; (v) compliance with any applicable requirements of the Exchange Act; (vi) compliance with any other applicable securities laws; (vii) compliance with any environmental, health or safety law or regulation requiring any notification, disclosure or approval in connection with the Merger; (viii) actions or filings which, if not taken or made, would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect; and (ix) filings and notices not required to be made or given until after the Effective Time.

               Section 4.4. Non-Contravention. The execution and delivery of this Agreement by JSC and Sub, and the execution and delivery of the Registration Rights Agreement by JSC, does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of JSC or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which JSC or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the consents, approvals, orders, authorizations, filings and registrations contemplated by Sections 4.02 and 4.03, violate any order, writ, injunction, decree, statute, rule or regulation applicable to JSC or any of its Subsidiaries or any of their respective properties or assets, except in the case of clause (ii) for any such violations, breaches, defaults, terminations, cancellations or accelerations which would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

               Section 4.5. Capitalization. (a) The authorized capital stock of JSC consists of 250,000,000 shares of JSC Common Stock and 50,000,000 shares of Preferred Stock, par value $0.01 per share ("JSC Preferred Stock"). As of April 30, 1998, (i) 110,997,184 shares of JSC Common Stock were issued and outstanding, (ii) no shares of JSC Common Stock were held in the treasury of JSC or by Subsidiaries of JSC, (iii) 8,353,848 shares of JSC Common Stock were reserved for issuance pursuant to the JSC Employee Plans and the JSC Benefit Arrangements and (iv) no shares of JSC Preferred Stock were issued and outstanding. No change in such capitalization has occurred since such date except as permitted or contemplated by Section 5.02(d). All outstanding shares of JSC capital stock are, and all shares of JSC Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of JSC or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of JSC Common Stock or JSC Preferred Stock or the capital stock of any JSC Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary. All of the outstanding shares of capital stock of, or other equity interests in, each of JSC's Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, except for director's qualifying shares, are owned directly or indirectly by JSC, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares or other equity interests).

           (b) Except as set forth in Section 4.05(a), there are no equity securities of any class of JSC, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 4.05(a) and as contemplated by this Agreement, there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which JSC or any of its Subsidiaries is a party or by which any of them are bound obligating JSC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of JSC or any of its Subsidiaries or obligating JSC or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no voting trusts or other agreements or understandings with respect to the shares of capital stock of JSC to which JSC is a party.

           (c) The authorized capital stock of Sub consists solely of 400,000,000 shares of common stock, par value $0.01 per share ("Sub Common Stock"), of which, as of the date hereof, 110,000,000 shares were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Sub Common Stock are owned by JSC free and clear of all Liens.

               Section 4.6. SEC Filings; Financial Statements. (a) JSC has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1994 (the "JSC SEC Reports").

           (b) As of its filing date, each JSC SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed JSC SEC Report.

           (c) Each JSC SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed JSC SEC Report.

           (d) The consolidated financial statements (including, in each case, any related notes) contained in the JSC SEC Reports complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted for presentation in Quarterly Reports on Form 10-Q), and fairly presented in all material respects (subject in the case of unaudited statements to normal, recurring audit adjustments) the consolidated financial position of JSC and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated. The audited balance sheet of JSC as of December 31, 1997 is referred to herein as the "JSC Balance Sheet".

               Section 4.7. No Undisclosed Liabilities. JSC and its Subsidiaries do not have any liabilities or obligations of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

           (a) liabilities or obligations which would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect;

           (b) liabilities or obligations disclosed or provided for in the JSC Balance Sheet or in the notes thereto or in the JSC SEC Reports filed prior to the date hereof;

           (c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated by this Agreement; or

           (d) liabilities or obligations incurred since December 31, 1997 in the ordinary course of business consistent with past practices.

               Section 4.8. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of JSC, threatened against or affecting, JSC or any of its Subsidiaries or any of their respective properties before any Governmental Authority which, individually or in the aggregate, would be reasonably expected to have a JSC Material Adverse Effect.

               Section 4.9. Absence of Certain Changes or Events. Since the date of the JSC Balance Sheet, except as contemplated by or as disclosed in this Agreement, JSC and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any JSC Material Adverse Effect or any event or development (including in connection with the Merger) that would, individually or in the aggregate, reasonably be expected to have a JSC
Material Adverse Effect, (b) any event that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance of this Agreement by JSC, or (c) any action taken by JSC or any of its Subsidiaries during the period from the date of the JSC Balance Sheet through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.02.

               Section 4.10. Compliance with Laws; No Default; No Non-Competes. (a) Neither JSC nor any of its Subsidiaries is in violation of or has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, be reasonably expected to result in a JSC Material Adverse Effect.

           (b) Each material agreement, contract or commitment to which JSC or any of its Subsidiaries is a party and which can reasonably be expected to require the payment of money in excess of $10,000,000 per annum ("JSC Material Contracts") is a valid, binding and enforceable obligation of JSC or such Subsidiary and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect. None of JSC or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or by-laws or similar organizational documents or (ii) any JSC Material Contract, expect in the case of clause (ii) for any defaults or violations that would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

           (c) Neither JSC nor any of its Subsidiaries is a party to any agreement that expressly limits the ability of JSC or such Subsidiary to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time except to the extent that any such limitation would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect after giving effect to the Merger.

               Section 4.11. Taxes. (a) Each of JSC and its Subsidiaries has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, complete in all material respects.

           (b) Each of JSC and its Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with generally accepted accounting principles on or before the Effective Time an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Effective Time.

           (c) The federal income Tax Returns of JSC and its Subsidiaries have been examined by and settled with the IRS (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1988.

           (d) There are no material Tax claims pending against JSC or any of its Subsidiaries and JSC does not know of any threatened claim for material Tax deficiencies or any basis for such claims, no material issues have been raised in writing in any examination by any taxing authority with respect to JSC or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined, and there is not now in force any waiver or agreement by JSC or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested in writing by any taxing authority. Neither JSC nor any of its Subsidiaries has any liability with respect to any material United States federal, state, local, foreign or other Taxes of any corporation or entity other than JSC and its Subsidiaries.

           (e) Neither JSC nor any of its Subsidiaries, nor any of its other Affiliates, (i) has taken any action, agreed to take any action, or failed to take any action, or (ii) has knowledge of any fact or circumstance that (without regard to any action taken or agreed to be taken by Stone or any of its Affiliates) could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

               Section 4.12. Intellectual Property. (a) JSC and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights and are otherwise legally entitled to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights and mask works, all applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of JSC and its Subsidiaries as currently conducted (the "JSC Intellectual Property Rights") except to the extent that the failure to have such rights would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

           (b) Neither JSC nor any of its Subsidiaries is or will be as a result of the execution and delivery of this Agreement, or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the JSC Intellectual Property Rights or any license, sublicense or other agreement pursuant to which JSC or any of its Subsidiaries is authorized to use any third party patents, trademarks or copyrights, including software, which are used in the manufacture of, incorporated in, or form a part of any product of JSC or any of its Subsidiaries, except for breaches which would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

           (c) All patents, registered and common law trademarks, service marks and copyrights held by JSC or any of its Subsidiaries which are material to the business of JSC and its Subsidiaries are valid and enforceable. Neither JSC nor any of its Subsidiaries (i) has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trade secret, trademark, service mark or copyright or the violation of any trade secret or other proprietary right of any third party or (ii) has any knowledge that the manufacturing, importation, marketing, licensing, sale, offer for sale, or use of any of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, individually or in the aggregate, would be reasonably expected to have a JSC Material Adverse Effect.

               Section 4.13. Environmental Matters. (a) Except as would not, individually or in the aggregate, reasonably be expected to have a JSC Material Adverse Effect:

                                (i) no notice, demand, request for information, request for an investigation, notice of violation, citations, summons, claim, complaint or order has been received by, or, to JSC's knowledge, is pending or threatened by any Person against, JSC or any of its Subsidiaries nor has any material penalty been assessed or, to JSC's knowledge, is pending or threatened against JSC or any of its Subsidiaries with respect to any matters relating to JSC or any of its Subsidiaries and relating to or arising out of Environmental Laws;

                               (ii) no property now or previously owned, leased or operated by JSC or any of its Subsidiaries nor any property to which JSC or any of its Subsidiaries has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substance is listed or, to JSC's knowledge, proposed for listing on any federal, state, local or foreign list of sites requiring investigation or clean-up;

                              (iii) to JSC's knowledge, no Hazardous Substance has been discharged, emitted, released or is present at any property now or previously owned, leased or operated by JSC or any of its Subsidiaries in a manner that violated, or that is required to be investigated, remediated or removed pursuant to, Environmental Laws;

                               (iv) there are no liabilities of or relating to JSC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to Environmental Laws; and

                                (v)  JSC and its Subsidiaries have or have
               applied for all permits or licenses necessary to operate their facilities in material compliance with Environmental Laws and are currently in material compliance with Environmental Laws.

               Section 4.14. Employee Benefits and Labor Matters. (a) The JSC Disclosure Schedule contains a list identifying each "employee benefit plan" (as defined in Section 3(3) of ERISA), which is subject to any provision of ERISA and is maintained, administered or contributed to by JSC or any of its Affiliates and covers any employee or former employee of JSC or any of its Subsidiaries or under which JSC or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto have been made available to JSC together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and the three most recent actuarial valuation reports prepared in connection with any such plan. Such plans are referred to collectively herein as the "JSC Employee Plans". The only JSC Employee Plans which individually or collectively would constitute an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) are identified as such in the list referred to above.

           (b) No "accumulated funding deficiency" (as defined in Section 412 of the Code) has been incurred with respect to any JSC Employee Plan subject
to Title IV of ERISA, whether or not waived.   No "reportable event" (within
the meaning of Section 4043 of ERISA) and no event described in Section 4041, 4042, 4062 or 4063 of ERISA has occurred in connection with any JSC Employee Plans other than any reportable event which would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect. No condition exists and no event has occurred that could constitute grounds for termination of any JSC Employee Plans other than any such terminations that would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect. Neither JSC nor any JSC ERISA Affiliate has any material unsatisfied liability under Title IV of ERISA in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any JSC Employee Plan has or will make JSC or any of its Subsidiaries or any officer or director of JSC or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code that would, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect. For purposes of this Section, "JSC ERISA Affiliate" means any other Person which, together with JSC, would be treated as a single employer under Section 414 of the Code.

           (c)  Each JSC Employee Plan that is intended to be qualified under
Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified and, to the knowledge of JSC, is so qualified and has been so qualified during the period since its adoption. To the knowledge of JSC, each trust created under any such JSC Employee Plan is exempt from tax under Section 501(a) of the Code and, to the knowledge of JSC, has been so exempt since its creation. JSC has made available to JSC the most recent determination letter of the IRS relating to each such JSC Employee Plan. Each JSC Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, which are applicable to such JSC Employee Plan, excluding any instances of non-compliance that would not, individually or in the aggregate, be reasonably expected to have a JSC Material Adverse Effect.

           (d) The JSC Disclosure Schedule contains a list of each material employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is not a JSC Employee Plan, is entered into, maintained or contributed to, as the case may be, by JSC or any of its Affiliates and covers any employee or former employee of JSC or any of
its Subsidiaries.   Such contracts, plans and arrangements as are described
above, copies or descriptions of all of which have been furnished previously to JSC, are referred to collectively herein as the "JSC Benefit Arrangements". Each JSC Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such JSC Benefit Arrangement, excluding any instances of non-compliance that would not, individually or in the aggregate, be reasonably expected to have a JSC
Material Adverse Effect.

           (e) No JSC Employee Plan, JSC Benefit Arrangement or related document contains any provision that would prevent JSC or any of its Subsidiaries from amending or terminating any post-retirement health, medical or life insurance benefits and, to the knowledge of JSC, no agent or representative of JSC or any of its Affiliates has made any statements that would limit the ability of JSC or any of its Subsidiaries to amend or terminate any such benefits.

           (f) There has been no amendment to, written interpretation or announcement (whether or not written) by JSC or any of its Affiliates relating to, or change in employee participation or coverage under, any JSC Employee Plans or JSC Benefit Arrangement which would increase materially the expense of maintaining such JSC Employee Plans or JSC Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended on the closing date of the JSC Balance Sheet.

           (g) The execution of, and the performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any JSC Employee Plan, JSC Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, director or consultant of JSC or any of its Subsidiaries, or result in the triggering or imposition of any restrictions or limitations on the right of JSC, JSC or any of its Subsidiaries to amend or terminate any JSC Employee Plans and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. There is no contract, agreement, plan or arrangement covering any employee or former employee of JSC or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(i)(2) or 280G of the Code.

           (h) No work stoppage, labor strike or slowdown against JSC or any of its Subsidiaries is pending or threatened. Neither JSC nor any of its Subsidiaries is involved in or threatened with any labor dispute or grievance which, individually or in the aggregate, has had or would be reasonably expected to have a JSC Material Adverse Effect. To the knowledge of JSC there is no organizing effort or representation question at issue with respect to any employee of JSC or any of its Subsidiaries. No collective bargaining agreement to which JSC or any of its Subsidiaries is or may be a party is currently under negotiation or renegotiation and no existing collective bargaining agreement is due for expiration, renewal or renegotiation within the one year period after the date hereof.

               Section 4.15. Transactions with Affiliates. Since the date of JSC's last proxy statement prior to the date of this Agreement, there have been no transactions, agreements, arrangements or understandings between JSC or its Subsidiaries, on the one hand, and JSC's Affiliates (other than wholly-owned Subsidiaries of JSC) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

               Section 4.16. Information Supplied. The information supplied by JSC for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by JSC for inclusion in the Proxy Statement to be sent to the stockholders of Stone in connection with the Stone Stockholders' Meeting and to the stockholders of JSC in connection with the JSC Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to the stockholders of Stone and JSC or at the time of the Stockholders' Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               Section 4.17. Opinion of Financial Advisor. Merrill Lynch & Co. has delivered to JSC a written opinion dated the date of this Agreement to the effect that the Exchange Ratio is fair from a financial point of view to JSC. JSC has delivered to Stone a copy of such opinion.

               Section 4.18. Finders' Fees. Except for Merrill Lynch & Co., Morgan Stanley & Co. Incorporated and BT Wolfensohn, a copy of each of whose engagement agreement has been provided to Stone, no investment banker, broker, finder, other intermediary or other Person is entitled to any investment banking, broker's, finder's or similar fee or commission from JSC or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

               Section 4.19. Non-Recourse Debt and Obligations. JSC has no guarantees, keep-well arrangements nor any liabilities with respect to the indebtedness of the JSC entities listed in Section 4.19 of the JSC Disclosure Schedule, and, except as provided therein, has no continuing financial or commercial obligations to such entities, including with respect to the support or funding of such entities.


                                   ARTICLE 5
                              Conduct of Business

               Section 5.1. Conduct of Stone. Stone agrees that from the date hereof until the Effective Time, except as set forth in the Stone Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements or with the prior written consent of JSC, Stone and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the Stone Disclosure Schedule or as expressly contemplated by the Transaction Agreements, without the prior written consent of JSC, Stone will not, and will not permit any of its Subsidiaries to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws or equivalent documents;

           (b) amend any material term of any outstanding security of Stone or any of its Subsidiaries;

           (c)  merge or consolidate with any other Person;

           (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of Stone or any of its Subsidiaries (other than the issuance of shares by a wholly owned Subsidiary of Stone to Stone or another wholly owned Subsidiary of Stone), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of Stone or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of Stone or any of its Subsidiaries, except in the case of either clause (i) or (ii) (A) the issuance of Stone Common Stock upon the exercise of Stone Stock Options or the conversion or exchange of Stone's outstanding convertible preferred stock or convertible debt, (B) the award of options in connection with promotions and new employee hires in the ordinary course of business and consistent with past practice, (C) pursuant to contracts or agreements in force at the date of this Agreement, (D) sales, transfers or dispositions of receivables in connection with the securitization of such receivables, (E) the calling for redemption of Stone's 8 7/8% Convertible Senior Subordinated Notes or (F) sales or other dispositions of property and assets of Stone and its Subsidiaries listed on
Section 5.01(d) of the Stone Disclosure Schedule in an aggregate amount that does not exceed $390,000,000 less the amount of indebtedness for borrowed money incurred by Stone and its Subsidiaries pursuant to Section 5.01(i)(ii)(B) (except to the extent that the proceeds from such indebtedness to be incurred under such clause (B) will be used to repay borrowings under
Section 5.01(i)(ii)(C)(y)) or pursuant to Section 5.01(i)(ii)(C)(y); provided that the proceeds of these sales or other dispositions are used by Stone to make payments on its senior debt;

           (e) create or incur any material Lien on any material asset other than in the ordinary course of business and consistent with past practice;

           (f) make any material loan, advance or capital contributions to or investments in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of Stone made in the ordinary course and consistent with past practice;

           (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of Stone to Stone or to any other direct or indirect wholly owned Subsidiary of Stone in the ordinary course and consistent with past practice and except for the regular quarterly cash dividend of $0.4375 per share of Stone Series E Preferred Stock together with any accrued but unpaid dividends in respect of prior quarters) or enter into any agreement with respect to the voting of its capital stock;

           (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except in connection with (x) conversions of Stone Series E Preferred Stock by the holders thereof and (y) any redemption of the Rights during the ten business days prior to the Effective Time (which redemption shall be in the sole discretion of Stone);

           (i) (i) acquire (including, without limitation, by merger, consolidation, spinoff or acquisition of stock or assets) any interest in any Person or any division thereof (other than a wholly owned Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business and consistent with past practice and any other acquisitions for consideration that does not exceed $3,000,000 individually or $15,000,000 in the aggregate,
(ii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of Stone or any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this Section 5.01, (B) other indebtedness for borrowed money with a maturity of not more than 1 year in a principal amount not, in the aggregate, in excess of $100,000,000, less amounts borrowed under clause (C)(y) below (except that such reduction shall not apply to the extent that the proceeds from such indebtedness to be incurred under this clause (B) will be used to repay borrowings under clause
(C)(y) below) and (C) other indebtedness for borrowed money incurred under Stone's revolving credit agreement for (x) working capital purposes and for
(y) the repayment of any of the outstanding senior debt of Stone and its Subsidiaries, (iii) terminate, cancel, waive any rights under or request any material change in, or agree to any material change in, any Stone Material Contract or, except in connection with transactions permitted under this
Section 5.01(i), enter into any contract or agreement material to the business, results of operations or financial condition of Stone and its Subsidiaries, taken as a whole, in either case other than in the ordinary course of business and consistent with past practice, (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $25,000,000 from the date of this Agreement through June 30, 1998 and $37,500,000 during any calendar quarter thereafter, for Stone and its Subsidiaries, taken as a whole; provided that any capital expenditure allowance unused during any period may be carried forward to increase the capital expenditure allowance for the succeeding period or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(i);

           (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in generally accepted accounting principles;

           (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Returns in prior periods;

           (l) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of Stone or any of its Subsidiaries), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock-based compensation;

           (m) take any action that, individually or in the aggregate, would reasonably be expected to make any representation and warranty of Stone hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

           (n)  agree or commit to do any of the foregoing.

               Section 5.2. Conduct of JSC. JSC agrees that from the date hereof until the Effective Time, except as set forth in Section 5.02 of the JSC Disclosure Schedule or as otherwise expressly contemplated by the Transaction Agreements or with the prior written consent of Stone, JSC and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees.
Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as set forth in the JSC Disclosure Schedule or as expressly contemplated by the Transaction Agreements, without the prior written consent of Stone, JSC will not, and will not permit any of its Subsidiaries to:

           (a) adopt or propose any change in its certificate of incorporation or bylaws or equivalent documents;

           (b) amend any material term of any outstanding security of JSC or any of its Subsidiaries;

           (c)  merge or consolidate with any other Person;

           (d) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of JSC or any of its Subsidiaries (other than the issuance of shares by a wholly owned subsidiary of JSC to JSC or another wholly owned Subsidiary of JSC), or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, or any other ownership interest of JSC or any of its Subsidiaries or (ii) except in the ordinary course of business and in a manner consistent with past practice, any property or assets (including, without limitation, by merger, consolidation, spinoff or other dispositions of stock or assets) of JSC or any of its Subsidiaries, except in the case of either clause (i) or (ii) (A) the issuance of JSC Common Stock upon the exercise of JSC Stock Options, (B) the award of options in connection with promotions and new employee hires in the ordinary course of business and consistent with past practice, (C) pursuant to contracts or agreements in force at the date of this Agreement, (D) sales, transfers or dispositions of receivables in connection with the securitization of such receivables or (E) sales or other dispositions of property and assets of JSC and its Subsidiaries listed on Section 5.02(d) of the JSC Disclosure Schedule in an aggregate amount that does not exceed $390,000,000 less the amount of indebtedness for borrowed money incurred by JSC and its Subsidiaries pursuant to Section 5.02(i)(ii)(B);

           (e) create or incur any material Lien on any material asset other than in the ordinary course of business and consistent with past practice;

           (f) make any material loan, advance or capital contributions to or investments in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of JSC made in the ordinary course and consistent with past practices;

           (g) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of JSC to JSC or to any other direct or indirect wholly owned Subsidiary of JSC in the ordinary course and consistent with past practice) or enter into any agreement with respect to the voting of its capital stock;

           (h) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

           (i) (i) acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any interest in any Person or any division thereof (other than a wholly owned Subsidiary) or any assets, other than acquisitions of assets in the ordinary course of business and consistent with past practice and any other acquisitions for consideration that is not, in the aggregate, in excess of $20,000,000, (ii) incur any indebtedness for borrowed money or guarantee such indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of JSC of any of its Subsidiaries, except for (A) indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice or in connection with transactions otherwise permitted under this Section 5.02, (B) other indebtedness for borrowed money with a maturity of not more than 1 year in a principal amount not, in the aggregate, in excess of $100,000,000, and (C) other indebtedness for borrowed money incurred under JSC's revolving credit agreement for working capital purposes only and not for the repayment of any of the outstanding public debt of JSC and its Subsidiaries, (iii) terminate, cancel, waive any rights under or request any material change in, or agree to any material change in, any JSC Material Contract or, except in connection with transactions permitted under this Section 5.02(i), enter into any contract or agreement material to the business, results of operations or financial condition of JSC and its Subsidiaries, taken as a whole, in either case other than in the ordinary course of business and consistent with past practice, (iv) make or authorize any capital expenditure, other than capital expenditures that are not, in the aggregate, in excess of $25,000,000 from the date of this Agreement through June 30, 1998 and $37,500,000 during any calendar quarter thereafter, for JSC and its Subsidiaries, taken as a whole; provided that any capital expenditure allowance unused during any period may be carried forward to increase the capital expenditure allowance for the succeeding period, or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(i);

           (j) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or except as required by changes in generally accepted accounting principles;

           (k) make any material Tax election or take any position on any Tax Return filed on or after the date of this Agreement or adopt any method therefor that is inconsistent with elections made, positions taken or methods used in preparing or filing similar Returns in prior periods;

           (l) except as may be required by contractual commitments or corporate policies with respect to severance or termination pay in existence on the date hereof, (i) increase the compensation payable or to become payable to its officers or employees (except for increases in the ordinary course of business and consistent with past practice in salaries or wages of employees of JSC or any of its Subsidiaries), (ii) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable law or the terms of a collective bargaining agreement, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements or (iv) take any affirmative action to accelerate the vesting of any stock-based compensation;

           (m) take any action that would, individually or in the aggregate, reasonably be expected to make any representation and warranty of JSC hereunder untrue in any material respect at, or as of any time prior to, the Effective Time; or

           (n)  agree or commit to do any of the foregoing.


                                   ARTICLE 6
                             Additional Agreements

               Section 6.1. No Solicitation. (a) Stone and JSC each agree that it shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee or any investment banker, attorney, accountant, agent or other advisor or representative of Stone or JSC, as the case may be, or any of their respective Subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of any Takeover Proposal, (ii) enter into any agreement with respect to a Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of Stone or JSC, as the case may be, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), such party may, in response to unsolicited requests therefor, participate in discussions or negotiations with, or furnish information pursuant to a confidentiality agreement no less favorable to such party than the Confidentiality Agreement to, any Person who indicates a willingness to make a Superior Proposal. For all purposes of this Agreement, "Takeover Proposal" means any proposal for a merger, consolidation, share exchange, business combination or other similar transaction involving Stone or JSC, as the case may be, or any of their respective Significant Subsidiaries or any proposal or offer to acquire, directly or indirectly, an equity interest in, any voting securities of, or a substantial portion of the assets of, Stone or JSC, as the case may be, or any of their respective Significant Subsidiaries, other than the transactions contemplated by this Agreement or the transactions contemplated by Section 6.01(a) of the Stone Disclosure Schedule. Each of Stone and JSC immediately shall cease and cause to be terminated all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, any Takeover Proposal. As used herein, a "Significant Subsidiary" means any Subsidiary that would constitute a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

           (b) Neither the Board of Directors of Stone nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to JSC or Sub, the approval or recommendation by the Board of Directors of Stone or any such committee of this Agreement or the Merger or the amendments to the Stone certificate of incorporation contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Neither the Board of Directors of JSC nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Stone, the approval or recommendation by the Board of Directors of JSC or any such committee of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, (i) the Board of Directors of Stone or JSC, to the extent required by its fiduciary obligations, as determined in good faith by a majority of the members thereof (after consultation with outside legal counsel), may approve or recommend a Superior Proposal (and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger or the amendments to the Stone certificate of incorporation contemplated hereby (in the case of Stone) and the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation as contemplated hereby (in the case of JSC)) and (ii) nothing contained in this Agreement shall prevent the Board of Directors of Stone or JSC from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to a Takeover Proposal. For all purposes of this Agreement, "Superior Proposal" means a bona fide written proposal made by a third party to acquire Stone or JSC, as the case may be, pursuant to a tender or exchange offer, a merger, a share exchange, a sale of all or substantially all its assets or otherwise on terms which a majority of the members of the Board of Directors of Stone or JSC, as the case may be, determines in good faith (taking into account the advice of independent financial advisors) to be more favorable to Stone or JSC, as the case may be, and their respective stockholders than the Merger (and any revised proposal made by the other party to this Agreement) and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of Stone or JSC, as the case may be.

           (c) Stone and JSC shall each notify the other party promptly (but in no event later than 24 hours) after receipt by Stone or JSC (or its advisors), respectively, of any Takeover Proposal or any request for nonpublic information in connection with a Takeover Proposal or for access to the properties, books or records of such party by any Person or entity that informs such party that it is considering making, or has made, a Takeover Proposal. Such notice to the other party shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall keep the other party informed, on a current basis, of the status and details (including amendments or proposed amendments) of any such Takeover Proposal or request and the status of any negotiations or discussions.

               Section 6.2. Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, JSC and Stone shall prepare and file with the SEC the Proxy Statement, and JSC shall prepare and file with the SEC the Registration Statement (in which the Proxy Statement will be included). JSC and Stone shall use their best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of Stone in favor of approval and adoption of this Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated by Section 1.02 hereof, except to the extent the Board of Directors of Stone shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or the amendments to the Stone certificate of incorporation contemplated hereby as permitted by
Section 6.01(b), and the recommendation of the Board of Directors of JSC in favor of approval of the issuance of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by Section 1.04(a) hereof, except to the extent the Board of Directors of JSC shall have withdrawn or modified its approval or recommendation of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby as permitted by Section 6.01(b). JSC shall use best efforts to cause the Proxy Statement to be mailed to its stockholders, and Stone shall use best efforts to cause the Proxy Statement to be mailed to its stockholders, in each case as promptly as practicable after the Registration Statement becomes effective.

           (b) JSC and Stone shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Securities Act and the Exchange Act and applicable state blue sky laws and the rules and regulations thereunder. No filing of, or amendment or supplement to, the Registration Statement or the Proxy Statement will be made by JSC without providing Stone the opportunity to review and comment thereon. JSC will advise Stone, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the JSC Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to JSC or Stone, or any of their respective affiliates, officers or directors, should be discovered by JSC or Stone which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of JSC and Stone.

               Section 6.3. Stockholders' Meetings. Stone shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the adoption and approval of this Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated hereby and, through its Board of Directors, will recommend to its stockholders adoption and approval of this Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated hereby, except to the extent that the Board of Directors of Stone shall have withdrawn or modified its approval or recommendation of this Agreement and the Merger or the amendments to the Stone certificate of incorporation as contemplated hereby as permitted by
Section 6.01(b). JSC shall duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of voting on the approval of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated hereby and, through its Board of Directors, will recommend to its stockholders approval of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated hereby, except to that extent that the Board of Directors of JSC shall have withdrawn or modified its approval or recommendation of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby as permitted by Section 6.01(b). JSC and Stone will use best efforts to hold the JSC Stockholders' Meeting and the Stone Stockholders' Meeting on the same date and as soon as practicable after the date hereof. Except to the extent that the Board of Directors of Stone shall have withdrawn or modified its approval or recommendation as aforesaid, Stone will use best efforts to solicit from its stockholders proxies in favor of such matters.

               Section 6.4. Access to Information. Upon reasonable notice and subject to applicable law and other legal obligations, each of Stone and JSC shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Stone and JSC shall, and shall cause each of its Subsidiaries to, furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement dated as of July 9, 1997 between JSC and Stone, including the related letter agreements entered into by SIBV, MSLEF and The Morgan Stanley Leveraged Equity Fund II, L.P. (the "Confidentiality Agreement"). No information or knowledge obtained in any investigation pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

               Section 6.5. Notices of Certain Events. (a) JSC and Stone shall promptly notify each other of:

                                (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

                               (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement.

           (b) Stone shall promptly notify JSC of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Stone or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.08 or which relate to the consummation of the transactions contemplated by this Agreement.

           (c) JSC shall promptly notify Stone of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting JSC or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.08 or which relate to the consummation of the transactions contemplated by this Agreement.

               Section 6.6. Appropriate Action; Consents; Filings. (a) (i) Subject to the terms and conditions of this Agreement and except to the extent that (x) the Board of Directors of Stone shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or the amendments to the Stone certificate of incorporation contemplated hereby or (y) the Board of Directors of JSC shall have withdrawn or modified its recommendation of the approval of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby, in each case as permitted by Section 6.01(b), JSC and Stone shall use their best efforts to (A) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable under applicable laws to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable, (B) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by JSC and Stone or any of their Subsidiaries, or to avoid any action or proceeding by any Governmental Authority (including, without limitation, those in connection with the HSR
Act), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and
(C) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under the Securities Act, the Exchange Act and any other applicable law; provided that JSC and Stone shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. JSC and Stone shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. Subject to the terms and conditions of this Agreement and except to the extent that (x) the Board of Directors of Stone shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger or the amendments to the Stone certificate of incorporation contemplated hereby or (y) the Board of Directors of JSC shall have withdrawn or modified its recommendation of the approval of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby, in each case as permitted by
Section 6.01(b), JSC and Stone shall not take any action, or refrain from taking any action, the effect of which would be to delay or impede the ability of JSC and Stone to consummate the transactions contemplated by this Agreement.

                               (ii)  Each of the parties hereto agrees, and
               shall cause each of its respective Subsidiaries to cooperate and to use their respective best efforts, to obtain any government clearances required for the consummation of the transactions contemplated hereby (including through compliance with the HSR Act and any applicable foreign governmental reporting requirements), to respond to any government requests for information, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action. Each of the parties hereto also agrees to take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Authority with jurisdiction over the enforcement of any applicable laws regarding the Merger: entering into negotiations; providing information; substantially complying with any second request for information pursuant to the HSR Act; making proposals; entering into and performing agreements or submitting to judicial or administrative orders; selling or otherwise disposing of, or holding separate (through the establishment of a trust or otherwise) particular assets or categories of assets, or businesses of JSC, Stone or any of their respective Subsidiaries; and withdrawing from doing business in a particular jurisdiction. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or in behalf of any party thereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Authority in connection with any required filing with, or approval or review by, such Governmental Authority in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Authority. Neither party shall agree to participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate thereat. Notwithstanding any other provision of this Agreement, in connection with seeking any such approval of a Governmental Authority, without the other party's prior written consent, neither party shall, and neither party shall be required to, commit to any divestiture transaction, agree to sell or hold separate, before or after the Effective Time, any of JSC's or Stone's businesses, product lines, properties or assets, or agree to any changes or restrictions in the operation of such businesses, product lines, properties or assets, in any such case if such divestiture or such restrictions would, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or results of operations of JSC and its Subsidiaries, taken as a whole, after giving effect to the Merger.

           (b) (i) JSC and Stone shall give, or shall cause their respective Subsidiaries to give, any notices to third parties, and use, and cause their respective Subsidiaries to use, all best efforts to obtain any third party consents (A) necessary, proper or advisable in order to consummate the transactions contemplated by this Agreement or (B) required to prevent a JSC Material Adverse Effect or a Stone Material Adverse Effect from occurring prior to or after the Effective Time.

                               (ii) In the event that either party shall fail to obtain any third party consent described in Section 6.06(b)(i) above, such party shall use all best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon JSC and Stone, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

               Section 6.7. Public Disclosure. JSC and Stone shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, court process or by stock exchange rules.

               Section 6.8. Reorganization. JSC and Stone shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code, and Stone shall use its best efforts to obtain the opinion of its counsel referred to in Section 7.03(c). JSC shall make (to the extent it can truthfully do so) the representations of JSC contained in a certificate of JSC (the "JSC Tax Certificate") substantially in the form of the JSC Tax Certificate contained in the JSC Disclosure Schedule, and Stone shall make (to the extent it can truthfully do so) the representations of Stone contained in a certificate of Stone (the "Stone Tax Certificate") substantially in the form of the Stone Tax Certificate contained in the Stone Disclosure Schedule.

               Section 6.9. Obligations of Sub. JSC will take all action necessary to cause Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

               Section 6.10. Affiliates. Within 30 days of the date hereof, Stone will provide JSC with a list of those Persons who are, in Stone's reasonable judgment, "affiliates" of Stone within the meaning of Rule 145 under the Securities Act ("Rule 145 Affiliates"). Stone shall use its best efforts to deliver or cause to be delivered to JSC on or prior to the Closing Date from each of the Rule 145 Affiliates, an executed letter agreement, in the form attached hereto as Exhibit G.

               Section 6.11. Listing or Quotation of Stock. JSC shall use its best efforts to cause the shares of JSC Common Stock to be issued in the Merger to be approved for listing on the NYSE or approved for quotation on the Nasdaq on or prior to the Closing Date, subject to official notice of issuance.

               Section 6.12. Indemnification of Directors and Officers. (a) JSC and the Surviving Corporation agree that the indemnification obligations set forth in Stone's certificate of incorporation and bylaws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, JSC shall cause the bylaws of Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Stone or its Subsidiaries.

           (b) After the Effective Time, JSC and the Surviving Corporation shall, to the same extent and on the same terms and conditions provided for in Stone's certificate of incorporation and bylaws, in each case as of the date of this Agreement, to the extent consistent with applicable law, indemnify and hold harmless, each present and former director or officer of Stone and each Subsidiary of Stone (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement).

           (c) For a period of six years from the Effective Time, JSC shall provide or cause the Surviving Corporation to provide to Stone's current directors and officers liability insurance protection substantially equivalent in kind and scope as that provided by Stone's current directors' and officers' liability insurance policies (copies of which have been made available to JSC); provided, however, that in no event shall JSC or the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by Stone for such insurance; provided, further, that if during such period the annual premiums for such comparable insurance coverage exceed such amount, JSC shall be obligated to provide or cause the Surviving Corporation to provide a policy which, in the reasonable judgment of JSC, provides the best coverage available for a cost not exceeding such amount.

               Section 6.13. Stone Stock Options. (a) As soon as practicable following the date of this Agreement, the Stone Board of Directors (or, if appropriate, any committee administering the Stone Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                                (i) adjust the terms of all outstanding options to purchase shares of Stone Common Stock (the "Stone Stock Options") granted under any plan or arrangement providing for the grant of options to current or former officers, directors, employees or consultants of Stone (the "Stone Stock Plans"), whether vested or unvested, as necessary to provide that, at the Effective Time, each Stone Stock Option outstanding immediately prior to the Effective Time shall become vested and exercisable and shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under the Stone Stock Option, the number of shares of JSC Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Stone Common Stock subject to such Stone Stock Option by the Exchange Ratio, at a price per share of JSC Common Stock equal to (A) the aggregate exercise price for the shares of Stone Common Stock otherwise purchasable pursuant to such Stone Stock Option divided by (B) the aggregate number of shares of JSC Common Stock deemed purchasable pursuant to such Stone Stock Option (rounded up to the nearest whole cent) (each, as so adjusted, an "Adjusted Option"); and

                               (ii) make such other changes to the Stone Stock Plans as JSC and Stone may agree are appropriate to give effect to the Merger.

           (b) The adjustments provided herein with respect to any Stone Stock Options that are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

           (c) As soon as practicable following the Effective Time, JSC shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of JSC Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the initial offering prospectus or prospectuses required thereby shall be maintained) for at least as long as any Adjusted Options remain outstanding.

           (d) Except as otherwise contemplated by this Section 6.13 and except to the extent required under the respective terms of the Stone Stock Options or other applicable agreements, all restrictions or limitations on transfer with respect to Stone Stock Options awarded under the Stone Stock Plans, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption of such options by JSC as set forth above.

               Section 6.14. JSC Stock Options. Effective as of the Closing, each then outstanding option to purchase shares of JSC Common Stock granted under the JSC Amended and Restated 1992 Stock Option Plan (as amended and restated effective as of May 1, 1997), regardless of the extent vested and exercisable, shall become vested and exercisable.

               Section 6.15. Benefits Continuation, etc. (a) Comparable Benefits. In addition to JSC's obligations pursuant to the next sentence, for not less than one year following the Effective Time, JSC shall maintain, or shall cause Stone and its Subsidiaries to maintain, compensation and employee benefits plans and arrangements for employees of Stone and its Subsidiaries ("Affected Employees") that are, in the aggregate, no less favorable than as provided under the Stone Benefit Arrangements and Stone Employee Plans as in effect on the date hereof. For not less than one year following the Effective Time, JSC shall maintain or shall cause Stone and its Subsidiaries to maintain, for Affected Employees, welfare benefit plans that are, on an individual basis, no less favorable than as provided under the welfare benefit plans listed in Section 6.15 of the Stone Disclosure Schedule. Without limiting the generality of the foregoing, for not less than one year following the Effective Time, JSC shall provide, or cause Stone and its Subsidiaries to provide, severance pay and other severance benefits to each Affected Employee as of the Effective Time that are no less favorable than under the Stone Employee Plans and current practices of Stone as in effect as of the date of this Agreement. Notwithstanding the foregoing, JSC shall have the right (i) following the Effective Time to transfer to one or more employee benefit plans maintained by JSC any employee of Stone or any Subsidiary who becomes an employee of JSC or any of its Subsidiaries and (ii) in the good faith exercise of its managerial discretion, to terminate the employment of any employee. Nothing in this Agreement shall be construed as granting to any employee any rights of continuing employment.

           (b) Honoring Stone Employee Plans and Accrued Vacation. JSC shall, or shall cause Stone to, honor all Stone Employee Plans and other contractual commitments in effect immediately prior to the Effective Time between Stone or its Subsidiaries and Affected Employees or former employees of Stone or its Subsidiaries. Without limiting the generality or the foregoing, JSC shall honor all vacation, holiday, sickness and personal days accrued by Affected Employees and, to the extent applicable, former employees of Stone and its Subsidiaries ("Former Employees") as of the Effective Time.

           (c) Participation in Benefit Plans. Employees and, to the extent applicable, Former Employees shall be given credit for all service with Stone and its Subsidiaries (or service credited by Stone or such Subsidiaries) under all employee benefit plans and arrangements currently maintained by JSC or any of its Subsidiaries in which they are or become participants for purposes of eligibility, vesting, level of participant contribution and benefit accruals (but subject to an offset, if necessary, to avoid duplication of benefits) to the same extent as if rendered to JSC or any of its Subsidiaries. JSC shall cause to be waived any pre-existing condition limitation under its welfare plans that might otherwise apply to an Affected Employee or, to the extent applicable, a Former Employee. JSC agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by Affected Employees or, to the extent applicable, Former Employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductions and co-payment limitations for such year under the relevant benefit plans of JSC and its Subsidiaries.

               Section 6.16. Certain Other Employee Benefits Matters. Each of JSC and Stone may take the actions indicated by it in Schedule 6.16 to their respective Disclosure Schedules at or prior to the times specified therein.

               Section 6.17. Convertible Debt. Stone and JSC shall take all necessary action to enter into supplemental indentures prior to the Effective Time with the trustees under the indentures pursuant to which the Convertible Notes and Convertible Debentures were issued that provide, among other things, that from and after the Effective Time the Convertible Notes and Convertible Debentures will be convertible only into the consideration payable to holders of shares of Stone Common Stock in the Merger.

               Section 6.18. Confidentiality Agreement. The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall terminate as of the date hereof. The parties further agree that the Confidentiality Agreement shall terminate as of the Effective Time.

               Section 6.19. Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of JSC and Stone shall take such actions as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger and such other transactions.

               Section 6.20. Rights Agreement. Stone shall not redeem the Rights issued under the Rights Agreement or terminate the Rights Agreement until immediately prior to the Effective Time unless required to do so by a court of competent jurisdiction.

               Section 6.21. Headquarters; Logo. As soon as practicable following the Effective Time, JSC shall take all action necessary to locate JSC's corporate headquarters in Chicago, Illinois. The logo of JSC prior to the Effective Time shall be the logo of JSC after the Effective Time.

               Section 6.22. Stock Purchase Agreement. JSC covenants and agrees that it shall not amend, modify or waive any provision of the Stock Purchase Agreement or agree to terminate the Stock Purchase Agreement, in each case without the consent of Stone.


                                   ARTICLE 7
                             Conditions to Merger

               Section 7.1. Conditions to Each Party's Obligations. The respective obligations of each party to this Agreement to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following conditions:

           (a) Stockholder Approvals. (i) This Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated hereby shall have been approved and adopted by the stockholders of Stone, (ii) this Agreement and the Merger shall have been approved and adopted by the sole stockholder of Sub and (iii) the issuance of the shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated hereby shall have been approved by the stockholders of JSC.

           (b) Waiting Periods; Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, any necessary approvals under similar laws of the European Union shall have been obtained and any other approvals required under applicable analogous foreign laws shall have been obtained, except where the failure to obtain such approval would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the financial condition or results of operations of JSC and its Subsidiaries, taken as a whole, after giving effect to the Merger.

           (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint shall prohibit the consummation of the Merger.

           (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

           (e) Listing or Quotation of Stock. The shares of JSC Common Stock to be issued in the Merger shall have been approved for listing on the NYSE or approved for quotation on the Nasdaq, subject to official notice of issuance.

           (f) Consummation of Stock Purchase. The consummation of the stock purchase pursuant to the Stock Purchase Agreement shall occur concurrently with consummation of the Merger (it being understood that the purchase of shares of JSC Common Stock thereunder shall be deemed not to occur until the Merger has occurred).

               Section 7.2. Additional Conditions to Obligations of JSC and Sub. The obligations of JSC and Sub to consummate the Merger and the transactions contemplated hereby shall be subject to the satisfaction of the following additional conditions, any of which, subject to Section 9.06, may be waived in writing exclusively by JSC:

           (a) Representations and Warranties. The representations and warranties of Stone set forth in this Agreement that are qualified as to Stone Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and JSC and Sub shall have received a certificate signed on behalf of Stone by an executive officer of Stone to such effect.

           (b) Performance of Obligations. Stone shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed and complied with by it under this Agreement at or prior to the Effective Time; and JSC and Sub shall have received a certificate signed on behalf of Stone by an executive officer of Stone to such effect.

               Section 7.3. Additional Conditions to Obligations of Stone. The obligation of Stone to effect the Merger is subject to the satisfaction of each of the following additional conditions, any of which may be waived, in writing, exclusively by Stone:

           (a) Representations and Warranties. The representations and warranties of JSC and Sub set forth in this Agreement that are qualified as to JSC Material Adverse Effect shall be true and correct as of the Closing Date and the representations and warranties that are not so qualified, taken together, shall be true and correct in all material respects, in each case as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date); and Stone shall have received a certificate signed on behalf of JSC by an executive officer of JSC and on behalf of Sub by an executive officer of Sub to such effect.

           (b) Performance of Obligations. Each of JSC and Sub shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and Stone shall have received a certificate signed on behalf of JSC by an executive officer of JSC and on behalf of Sub by an executive officer of Sub to such effect.

           (c) Tax Opinion. Stone shall have received a written opinion from Sidley & Austin, counsel to Stone, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon reasonable representations and certificates of JSC (including, without limitation, representations contained in the JSC Tax Certificate), Sub, Stone (including, without limitation, representations contained in the Stone Tax Certificate); and JSC, Sub and Stone will make such representations and deliver such certificates.


                                   ARTICLE 8
                                  Termination

               Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(m), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of JSC or the stockholders of Stone:

           (a)  by mutual written consent of JSC and Stone; or

           (b) by either JSC or Stone, if the Merger shall not have been consummated by December 31, 1998 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before the End Date; or

           (c) by either JSC or Stone, if a court of competent jurisdiction or other Governmental Authority shall have issued a final, non-appealable order, decree or ruling, or taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

           (d) by either JSC or Stone (i) if, at the Stone Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Stone in favor of this Agreement and the Merger and the amendments to the Stone certificate of incorporation contemplated hereby shall not have been obtained or (ii) if, at the JSC Stockholders' Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of JSC in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated hereby shall not have been obtained; or

           (e) by Stone, if the Board of Directors of JSC shall not have recommended or shall have modified in a manner materially adverse to Stone its recommendation of the issuance of shares of JSC Common Stock in the Merger or the amendments to the JSC certificate of incorporation contemplated hereby; or

           (f) by Stone, if JSC or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 6.01; or

           (g) by Stone or JSC, if the Board of Directors of JSC shall have determined to recommend a Takeover Proposal to its stockholders and to enter into a binding written agreement concerning such Takeover Proposal after determining, pursuant to Section 6.01, that such Takeover Proposal constitutes a Superior Proposal; provided that JSC may not exercise its right to terminate under this Section 8.01(g) (and may not enter into a binding written agreement with respect to such Takeover Proposal) until 45 days after the date of this Agreement, but not later than the date that is the later of (x) the date that is 120 days after the date hereof and (y) the date on which the necessary approvals from the JSC stockholders are obtained, and unless and until (i) JSC shall have provided Stone prior written notice at least five business days prior to such termination that the Board of Directors of JSC has authorized and intends to effect the termination of this Agreement pursuant to this Section 8.01(g), specifying the material terms and conditions of such Takeover
Proposal and attaching the most current version of the agreement relating thereto, (ii) Stone does not make, within five business days of receipt of JSC's written notice, an offer such that the Board of Directors of JSC determines, in good faith and after consultation with its financial advisors, that the foregoing Takeover Proposal no longer constitutes a Superior
Proposal, (iii) JSC shall otherwise be in compliance with its obligations under this Agreement (including, without limitation, Section 6.01) and (iv) on or prior to such termination JSC shall have paid to Stone the fee provided for in Section 8.03(d); in connection with the foregoing, JSC agrees that it will not enter into a binding agreement with respect to such a Takeover Proposal until at least the fifth business day after it has provided the notice to Stone required hereby and that it will notify Stone promptly if its intention to enter into such written agreement shall change at any time after giving such notification; or

           (h) by JSC, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Stone set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.02(a) or 7.02(b) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or

           (i) by JSC, if the Board of Directors of Stone shall not have recommended or shall have modified in a manner materially adverse to JSC its recommendation of this Agreement and the Merger or the amendments to the Stone certificate of incorporation contemplated hereby; or

           (j) by JSC, if Stone or any of its Affiliates shall have materially and knowingly breached the covenant contained in Section 6.01; or

           (k) by JSC or Stone, if the Board of Directors of Stone shall have determined to recommend a Takeover Proposal to its stockholders and to enter into a binding written agreement concerning such Takeover Proposal after determining, pursuant to Section 6.01, that such Takeover Proposal constitutes a Superior Proposal; provided that Stone may not exercise its right to terminate under this Section 8.01(k) (and may not enter into a binding written agreement with respect to such Takeover Proposal) until 45 days after the date of this Agreement, but not later than the date that is the later of (x) the date that is 120 days after the date hereof and (y) the date on which the necessary approvals from the Stone stockholders are obtained, and unless and until (i) Stone shall have provided JSC prior written notice at least five business days prior to such termination that the Board of Directors of Stone has authorized and intends to effect the termination of this Agreement pursuant to this Section 8.01(k), specifying the material terms and conditions of such Takeover Proposal and attaching the most current version of the agreement relating thereto, (ii) JSC does not make, within five business days of receipt of Stone's written notice, an offer such that the Board of Directors of Stone determines, in good faith and after consultation with its financial advisors, that the foregoing Takeover Proposal no longer constitutes a Superior Proposal, (iii) Stone shall otherwise be in compliance with its obligations under this Agreement (including, without limitation, Section 6.01) and (iv) on or prior to such termination Stone shall have paid to JSC the fee provided for in Section 8.03(b); in connection with the foregoing, Stone agrees that it will not enter into a binding agreement with respect to such a Takeover Proposal until at least the fifth business day after it has provided the notice to JSC required hereby and that it will notify JSC promptly if its intention to enter into such written agreement shall change at any time after giving such notification; or

           (l) by Stone, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of JSC or Sub set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 7.03(a) or 7.03(b) not to be satisfied, and such conditions are incapable of being satisfied by the End Date; or

           (m) (i) by Stone if a third party or group (other than the parties to the JSC Voting Agreements) shall have acquired ownership of a majority of the then outstanding shares of JSC Common Stock or (ii) by JSC if a third party or group (other than the parties to the Stone Voting Agreement) shall have acquired ownership of a majority of the then outstanding shares of Stone Common Stock.

               Section 8.2. Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.01, there shall be no liability or obligation on the part of JSC, Stone, Sub, or their respective officers, directors, stockholders or Affiliates, except as set forth in
Section 8.03 and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement; provided that the provisions of Sections 8.03, 9.02 and 9.07 of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

               Section 8.3. Fees and Expenses. (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that JSC and Stone shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

           (b) If this Agreement is terminated by JSC pursuant to Section 8.01(i), 8.01(j), 8.01(k) or 8.01(m)(ii) or by Stone pursuant to Section 8.01(k), Stone shall pay to JSC a termination fee of $60 million in cash within one business day after such termination.

           (c) If this Agreement is terminated by either JSC or Stone pursuant to Section 8.01(d)(i) and a Takeover Proposal with respect to Stone shall have been made prior to the Stone Stockholders' Meeting, Stone shall pay to JSC a termination fee of $60 million in cash within one business day after such termination; provided that if the Board of Directors of Stone did not exercise any of its rights under Section 6.01 (other than a recommendation of rejection of a Takeover Proposal pursuant to Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) with respect to the Takeover Proposal, such fee shall not be payable unless concurrently with or within 9 months after such termination, a Stone Third Party Acquisition Event occurs. In such event, Stone shall pay JSC the termination fee of $60 million in cash within one business day of the occurrence of the Stone Third Party Acquisition Event.

               A "Stone Third Party Acquisition Event" means any of the following events: (A) any Person (other than JSC or its Affiliates) acquires or becomes the beneficial owner of a majority of the outstanding shares of Stone Common Stock; or (B) the consummation of a merger or other business combination involving Stone or the completion of the acquisition of a majority interest in, or a majority of the assets of, Stone (other than a transaction with JSC or its Affiliates or as contemplated by this Agreement). For purposes of Section 8.03, the term "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

           (d) If this Agreement is terminated by Stone pursuant to Section 8.01(e), 8.01(f), 8.01(g) or 8.01(m)(i) or by JSC pursuant to Section 8.01(g),
JSC shall pay to Stone a termination fee of $60 million in cash within one business day after such termination.

           (e) If this Agreement is terminated by either Stone or JSC pursuant to Section 8.01(d)(ii) and a Takeover Proposal with respect to JSC shall have been made prior to the JSC Stockholders' Meeting, JSC shall pay to Stone a termination fee of $60 million in cash within one business day after such termination; provided that if the Board of Directors of JSC did not exercise any of its rights under Section 6.01 (other than a recommendation of rejection of a Takeover Proposal pursuant to Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) with respect to the Takeover Proposal, such fee shall not be payable unless concurrently with or within 9 months after such termination, a JSC Third Party Acquisition Event occurs. In such event, JSC shall pay Stone the termination fee of $60 million in cash within one business day of the occurrence of the JSC Third Party Acquisition Event.

               A "JSC Third Party Acquisition Event" means any of the following events: (A) any Person (other than Stone or its Affiliates) acquires or becomes the beneficial owner of a majority of the outstanding shares of JSC Common Stock; or (B) the consummation of a merger or other business combination involving JSC or the completion of the acquisition of a majority interest in, or a majority of the assets of, JSC (other than a transaction with Stone or its Affiliates or as contemplated by this Agreement).

           (f) If one party fails to promptly pay to the other any fee or expense due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

               Section 8.4. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Stone or JSC, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               Section 8.5. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto contained herein, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions of the other parties hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE 9
                                 Miscellaneous

               Section 9.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which, by their terms, are to be performed after the Effective Time. Except as otherwise provided in Section 6.17, the Confidentiality Agreement shall survive the execution and delivery of this Agreement but shall terminate and be of no further force and effect as of the Effective Time.

               Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           (a)  if to JSC or Sub, to

                Jefferson Smurfit Corporation
                Jefferson Smurfit Centre
                8182 Maryland Avenue
                St. Louis, Missouri 63105
                Attention: Patrick J. Moore,
                             Vice President and Chief Financial Officer
                           Michael E. Tierney, Esq., General Counsel
                Facsimile No.: (314) 746-1184

                with a copy to:

                Davis Polk & Wardwell
                450 Lexington Avenue
                New York, New York  10017
                Attention: John R. Ettinger, Esq.
                Facsimile No.: (212) 450-4800

           (b)  if to Stone, to:

                Stone Container Corporation
                150 North Michigan Avenue
                Chicago, Illinois  60601
                Attention: Roger W. Stone, Chief Executive Officer Facsimile No.: (312) 580-4625

                with a copy to:

                Sidley & Austin
                One First National Plaza
                Chicago, Illinois 60603
                Attention: Thomas A. Cole, Esq.
                           Frederick C. Lowinger, Esq.
                Facsimile No.: (312) 853-7036

               Section 9.3. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrase "to the knowledge of" a party shall mean the actual knowledge of any of the executive officers of such party after due inquiry of those employees of the party who could reasonably be expected to have information relating to the subject matter of the representation.

               Section 9.4. Disclosure Schedules. Each exception to a section of this Agreement set forth in the JSC Disclosure Schedule or the Stone Disclosure Schedule will specifically refer to the section of the Agreement to which it relates.

               Section 9.5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

               Section 9.6. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections
1.04 and 6.12 and this Section 9.06, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. For purposes of Section 7.01(f), the condition contained therein may not be waived, and this provision may not be amended, by JSC and Stone without the express written consent of JSG and MSLEF who are hereby expressly made third party beneficiaries of this provision.

               Section 9.7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the party at the address specified in
Section 9.02, shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of Delaware located in Wilmington, Delaware or the United States of America located in Wilmington, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

               Section 9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any attempted assignment thereof without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

               IN WITNESS WHEREOF, JSC, Sub and Stone have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                  JEFFERSON SMURFIT CORPORATION


                                  By: /s/ Patrick J. Moore
                                     ----------------------------------
                                     Name:  Patrick J. Moore
                                     Title: Vice President and Chief
                                            Financial Officer



                                  JSC ACQUISITION CORPORATION


                                  By: /s/ Patrick J. Moore
                                     ----------------------------------
                                     Name:  Patrick J. Moore
                                     Title: Vice President and Chief
                                            Financial Officer



                                  STONE CONTAINER CORPORATION


                                  By: /s/ Roger W. Stone
                                      ----------------------------------
                                      Name:  Roger W. Stone
                                      Title: Chief Executive Officer




                                                                     EXHIBIT A



                                                                  May 10, 1998

Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

Ladies and Gentlemen:

               The undersigned understands that Jefferson Smurfit Corporation ("JSC") and Stone Container Corporation ("Stone") are entering into an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"), providing for, among other things, a merger between Stone and a wholly owned subsidiary of JSC (the "Merger"), in which all of the outstanding shares of common stock, par value $0.01 per share, of Stone (the "Stone Common Stock") will be exchanged for shares of common stock, par value $0.01 per share, of JSC (the "JSC Common Stock").

               The undersigned is a stockholder of JSC and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

               The undersigned confirms its agreement with you as follows:

               1.  The undersigned represents, warrants and agrees that
Schedule I annexed hereto sets forth the number of shares of JSC Common Stock (the "Shares") of which the undersigned or its subsidiaries is the record or beneficial owner as of the date hereof and that, as of the date hereof, the undersigned owns such Shares free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind ("Liens"), other than Liens under the Stockholders' Agreement dated as of May 3, 1994, as amended, among Smurfit International B.V., Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF"), JSC and the other parties listed on the signature pages thereto, and the Voting Agreement dated as of May 10, 1998 among Smurfit International B.V., MSLEF and Mr. Roger W. Stone. If, after the date hereof, the undersigned acquires beneficial ownership of any shares of JSC Common Stock (any such shares, "Additional Shares"), the provisions of this Agreement shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.

               2. The undersigned agrees that, prior to the Merger, it will not, and it will not permit its subsidiaries to, contract to sell, sell or otherwise transfer or dispose of any of the Shares, or any interest therein, or securities convertible thereinto or any voting rights with respect thereto, other than to a subsidiary of the undersigned or with your prior written consent.

               3.  Without limiting the scope or effect of paragraph (1) or
(2) hereof, the undersigned agrees to vote or cause to be voted in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement all Shares beneficially owned by it or its subsidiaries on the record date for the JSC Stockholders' Meeting (as defined in the Merger Agreement).

               4. If the Board of Directors of JSC shall not have recommended the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement or shall have modified in a manner materially adverse to Stone, or shall have withdrawn, its recommendation in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement, the obligations of the undersigned under paragraphs (2) and (3) shall be suspended.

               The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

               This letter agreement shall terminate, without further liability or obligation of the undersigned, including liability for damages, upon the earlier of the (i) termination of the Merger Agreement in accordance with its terms and (ii) consummation of the Merger; provided that such termination shall not relieve the undersigned from liability for breach of this Agreement.

               This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of law rules.

               Nothing herein shall be construed to require the undersigned, or any company, trust or other entity controlled by the undersigned, to take any action or fail to take any action in violation of applicable law, rule or regulation.

                                   Very truly yours,

                                   SMURFIT INTERNATIONAL B.V.


                                   By: /s/ Houghton Fry
                                       ----------------------------------
                                       Name:  Houghton Fry
                                       Title: Attorney-in-Fact


Confirmed as of the date
first above written:

STONE CONTAINER CORPORATION


By: /s/ Roger W. Stone
    ----------------------------------
    Name:  Roger W. Stone
    Title: Chief Executive Officer




                                                                    SCHEDULE I


      Aggregate Number of Shares Owned by Smurfit International B.V.
      --------------------------------------------------------------
                           and its Subsidiaries
                           --------------------

                             51,638,462 Shares



                                                                     EXHIBIT B


                                                           May 10, 1998

Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60601

Ladies and Gentlemen:

         The undersigned understands that Jefferson Smurfit Corporation ("JSC") and Stone Container Corporation ("Stone") are entering into an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"), providing for, among other things, a merger between Stone and a wholly owned subsidiary of JSC (the "Merger"), in which all of the outstanding shares of common stock, par value $0.01 per share, of Stone (the "Stone Common Stock") will be exchanged for shares of common stock, par value $0.01 per share, of JSC (the "JSC Common Stock").

         The undersigned is a stockholder of JSC and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

         The undersigned confirms its agreement with you as follows:

           1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the number of shares of JSC Common Stock (the "Shares") of which the undersigned is the record or beneficial owner as of the date hereof and that, as of the date hereof, the undersigned owns them free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind ("Liens"), other than Liens under the Stockholders' Agreement dated as of May 3, 1994, as amended, among Smurfit International B.V., Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF"), JSC and the other parties listed on the signature pages thereto, the related Registration Rights Agreement dated the same date, the Voting Agreement dated as of May 10, 1998 among Smurfit International B.V., MSLEF and Mr. Roger W. Stone and the Stock Purchase Agreement dated as of May 10, 1998 among Smurfit International B.V., Jefferson Smurfit Group plc, MSLEF and certain other shareholders of JSC. If, after the date hereof, the undersigned acquires beneficial ownership of any additional shares of JSC Common Stock (any such shares, "Additional Shares"), the provisions of this Agreement shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.

           2. Without limiting the scope or effect of paragraph (1) hereof, the undersigned agrees to vote or cause to be voted in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement all Shares beneficially owned by the undersigned on the record date for the JSC Stockholders' Meeting (as defined in the Merger Agreement).

           3. If the Board of Directors of JSC shall not have recommended the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement or shall have modified in a manner materially adverse to Stone, or shall have withdrawn, its recommendation in favor of the issuance of shares of JSC Common Stock in the Merger and the amendments to the JSC certificate of incorporation contemplated by the Merger Agreement, the obligation of the undersigned under paragraph (2) shall be suspended.

         The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

         This letter agreement shall terminate, without further liability or obligation of the undersigned, including liability for damages, upon the earlier of the (i) termination of the Merger Agreement in accordance with its terms and
(ii) consummation of the Merger; provided that such termination shall not relieve the undersigned from liability for breach of this Agreement.

         This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of law rules.

         Nothing herein shall be construed to require the undersigned, or any company, trust or other entity controlled by the undersigned, to take any action or fail to take any action in violation of applicable law, rule or regulation.

                                            Very truly yours,

                                            MORGAN STANLEY LEVERAGED
                                                 EQUITY FUND II, INC.


                                            By:      /s/ Alan E. Goldberg
                                               -----------------------------
                                                 Name:   Alan E. Goldberg
                                                 Title:  Vice Chairman


Confirmed as of the date first above written:

STONE CONTAINER CORPORATION


By:      /s/ Roger W. Stone
   ---------------------------------
     Name:  Roger W. Stone
     Title: Chief Executive Officer





                                                                   SCHEDULE I


                            Aggregate MSLEF Interests
                            -------------------------

                               31,574,540 Shares*




--------
         * Subject to decrease to the extent Shares (other than Shares to be sold to SIBV or its Affiliates) are sold or distributed prior to the record date.


                                       I-1






                                                                     EXHIBIT C



                                                                  May 10, 1998

Jefferson Smurfit Corporation
Jefferson Smurfit Centre
8182 Maryland Avenue
St. Louis, Missouri 63105

Ladies and Gentlemen:

               The undersigned understands that Jefferson Smurfit Corporation ("JSC") and Stone Container Corporation ("Stone") are entering into an Agreement and Plan of Merger dated as of May 10, 1998 (the "Merger Agreement"), providing for, among other things, a merger between Stone and a wholly owned subsidiary of JSC (the "Merger"), in which all of the outstanding shares of common stock, par value $0.01 per share, of Stone (the "Stone Common Stock") will be exchanged for shares of common stock, par value $0.01 per share, of JSC (the "JSC Common Stock").

               The undersigned is a stockholder of Stone and is entering into this letter agreement to induce you to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement.

               The undersigned confirms its agreement with you as follows:

               1.  The undersigned represents, warrants and agrees that
Schedule I annexed hereto sets forth the number of shares of Stone Common Stock (the "Shares") of which the undersigned is the record or beneficial owner as of the date hereof and that, as of the date hereof, the undersigned owns such Shares free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind ("Liens"), other than Liens under the Voting Agreement dated as of May 10, 1998 among Smurfit International B.V., Morgan Stanley Leveraged Equity Fund II, Inc. and Mr. Roger W. Stone. If, after the date hereof, the undersigned acquires beneficial ownership of any shares of Stone Common Stock (any such shares, "Additional Shares"), the provisions of this Agreement shall be applicable to such Additional Shares as if such Additional Shares had been Shares as of the date hereof.

               2. The undersigned agrees that, prior to the Merger, he will not contract to sell, sell or otherwise transfer or dispose of those of his Shares as to which he has power of disposition or to direct disposition, or any interest therein, or securities convertible thereinto or any voting rights with respect thereto, other than (a) pursuant to the Merger, (b) the transfer of up to 100,000 Shares to a charitable foundation or (c) with your prior written consent. The undersigned also agrees to use reasonable best efforts to persuade members of his family to vote in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement.

               3.  Without limiting the scope or effect of paragraph (1) or
(2) hereof, the undersigned agrees to vote (or cause to be voted) those Shares that are beneficially owned by the undersigned on the record date and as to which he has the power to vote or to direct the vote at the Stone Stockholders' Meeting (as defined in the Merger Agreement) in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement.

               4. If the Board of Directors of Stone shall not have recommended the approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement or shall have modified in a manner materially adverse to JSC, or shall have withdrawn, its recommendation in favor of approval and adoption of the Merger and the Merger Agreement and the amendments to the Stone certificate of incorporation contemplated by the Merger Agreement, the obligations of the undersigned under paragraphs
(2) and (3) shall be suspended.

               The undersigned has all necessary power and authority to enter into this letter agreement. This agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

               This letter agreement shall terminate, without further liability or obligation of the undersigned, including liability for damages, upon the earlier of the (i) termination of the Merger Agreement in accordance with its terms and (ii) consummation of the Merger; provided that, in the case of a termination pursuant to Section 8.01(d)(i) of the Merger Agreement, such termination shall not relieve the undersigned from liability for breach of this Agreement.

               Nothing herein shall be construed to require the undersigned, or any company, trust or other entity controlled by the undersigned, to take any action or fail to take any action in violation of applicable law, rule or regulation or that the undersigned in good faith reasonably believes would be a violation of the undersigned's fiduciary duties.

               Please confirm that the foregoing correctly states the understanding between us by signing and returning to me a counterpart hereof.

               This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any applicable conflict of law rules.

                                        Very truly yours,


                                        /s/ Roger W. Stone
                                        ---------------------------------
                                        Mr. Roger W. Stone


Confirmed as of the date
first above written:

JEFFERSON SMURFIT CORPORATION


By:   /s/ Michael E. Tierney
      -----------------------------------------
      Name:  Michael E. Tierney
      Title: Vice President and General Counsel



                                                                    SCHEDULE I


                    Shares Owned by Mr. Roger W. Stone
                    ----------------------------------

                               1,183,203





                                                                   EXHIBIT D-1

                         STONE CHARTER AMENDMENTS



Amendments to the Restated Certificate of Incorporation to provide that the holders of shares of Stone Series E Preferred Stock shall be entitled, in addition to existing voting rights, to vote upon all matters upon which holders of the Stone Common Stock have the right to vote and shall be entitled to one vote per share of Stone Series E Preferred Stock (except that in the case of the elections of directors (other than the election of directors provided for in Section 4(b) of Subpart I.B. of the Restated Certificate of Incorporation), holders of shares of the Stone Series E Preferred Stock shall have the same cumulative voting rights as holders of Stone Common Stock in accordance with Subpart II.C. of the Restated Certificate of Incorporation, with the holders of the Stone Series E Preferred Stock and the Stone Common Stock voting together as one class on any such matters).



                                                                   EXHIBIT D-2


Amendments to the Restated Certificate of Incorporation to comply with certain requirements contained in Section 6 of Subpart I.B. of the Restated Certificate of Incorporation.





                                                                   EXHIBIT E-1


                Amendments to Certificate of Incorporation

               The JSC certificate of incorporation shall be amended as of the Effective Time so that:

               o The name of the corporation shall be changed from "Jefferson Smurfit Corporation" to "Smurfit-Stone Container Corporation".

               o The total number of shares of capital stock which JSC shall have the authority to issue is 425,000,000 shares, consisting of 400,000,000 shares of JSC Common Stock and 25,000,000 shares of JSC Preferred Stock.

               o The Board of Directors of JSC shall no longer be divided into three classes. The entire Board of Directors shall be elected annually.

               o Holders of shares of JSC capital stock representing 25% of the votes represented by all JSC capital stock will have the right to call special meetings of stockholders.

               o JSC shall be required, following the Merger, to make available to Stone Container Corporation ("Stone") shares of JSC Common Stock or Rights (if applicable) that are required, pursuant to the terms of Stone's Series E Preferred Stock, to be delivered to Stone no earlier than when required to be delivered by Stone to the holder.

               o Any amendment by the stockholders of the Bylaw provisions referred to in Exhibit E-2-I shall require the approval of holders of 75% of the outstanding shares of JSC Common Stock.



                                                                   EXHIBIT E-2


                            GOVERNANCE MATTERS


I.  BYLAW AMENDMENTS

A.  Generally

           1. None of the provisions set forth in this Exhibit E-2-I, including this provision, may be amended by the Board of Directors without the approval of 75% of the entire Board of Directors. None of the provisions set forth in this Exhibit E-2-I relating to the scope of the Compensation Committee's duties, the right of Morgan Stanley Leveraged Equity Fund II, Inc. ("MSLEF") to designate a member to the Board of Directors and MSLEF's right to representation on the Compensation Committee and to have its representative serve as Chairman of such Committee and MSLEF's other rights hereunder, including this subprovision of this provision, may be amended without the approval of the MSLEF Designee and each such provision shall survive until the date when MSLEF's ownership of JSC Common Stock decreases below the levels specified in I.B.5.

           2. The provisions set forth in this Exhibit E-2 shall survive until Mr. Roger W. Stone ceases to be Chief Executive Officer or upon his 66th birthday, if earlier, and shall thereafter be of no force or effect; provided that the provisions set forth in the third sentence of Section E.2 shall survive until the Annual Meeting referenced therein and the effectiveness of I.C.4. shall terminate on the fifth anniversary of the Effective Time.

           3. "Cause" shall mean an officer's or director's (x) willful and continued failure to substantially perform his duties with JSC in his established position, (y) willful conduct which is significantly injurious to JSC, monetarily or otherwise, or (z) conviction for, or guilty plea to, a felony.

B.  Board of Directors; Officers

           1. The Board of Directors shall consist of 12 members. A director shall be required to retire no later than the Annual Meeting immediately following his 72nd birthday.

           2. Each of the persons who serves as Chairman, CEO and Executive Vice President-Deputy Chief Executive will be a member of the Board of Directors.

           3. In addition to the Chairman, CEO and Executive Vice President-Deputy Chief Executive, the Board of Directors will include four members designated by Smurfit International B.V. ("SIBV") which, in the case of individuals other than the initial designees, will be determined in accordance with paragraph 7 below (the "JSC Designees"), four members designated by Stone which, in the case of individuals other than the initial designees, will be determined in accordance with paragraph 8 below (the "Stone Designees") and one member designated by MSLEF which, in the case of an individual other than the initial designee, will be determined in accordance with paragraph 9 (the "MSLEF Designee").

           4.  At least two of the JSC Designees and two of the Stone
Designees must be "independent" directors (each such person, an "Independent Director"). For purposes of the foregoing, an Independent Director will be an individual who, in accordance with Rule 303.00 of the NYSE, would be eligible for membership on an Audit Committee of a corporation listed on the NYSE and who is not (i) an officer or employee of, or consultant or professional advisor (or employee, officer or partner of an entity that is such) to, JSC or any of its subsidiaries, (ii) a beneficial owner of more than 15% of the outstanding shares of JSC or (iii) an officer or employee of, or consultant or professional advisor (or employee, officer or partner of an entity that is such) to, any such beneficial owner; provided that any current director of JSC who, pursuant to JSC's current policy regarding independent directors, is an independent director of JSC, will qualify as an Independent Director so long as such director satisfies such current policy.

           5. If at any time MSLEF's ownership of JSC Common Stock decreases below 1,000,000 shares of JSC Common Stock (determined on a primary basis and adjusted as appropriate for stock splits, etc.), MSLEF will no longer have a right to designate one member to the Board of Directors. At the time that MSLEF ceases to have the right to designate a member to the Board of Directors, the Board of Directors will nominate and elect a replacement for the MSLEF Designee and the requirement for approval by a MSLEF Designee of amendment to Exhibit E-2-I matters shall cease.

           6. Subject to the fiduciary duties of the directors, the Board of Directors will nominate for election at each stockholders' meeting at which directors are to be elected, the then-current Stone Designees, JSC Designees and MSLEF Designee, if any, or their replacements, together with the Chairman, Chief Executive Officer and Executive Vice President-Deputy Chief Executive.

           7. If the Chairman or the Executive Vice President-Deputy Chief Executive or a JSC Designee is removed with Cause or resigns, dies or otherwise cannot continue to serve as a member of the Board of Directors, SIBV will select a replacement, and the other members of the Board of Directors, subject to their fiduciary duties, will vote to fill the vacancy with the person selected by SIBV; provided that if the ownership by Jefferson Smurfit Group plc ("JSG") and its subsidiaries of JSC Common Stock falls below 15%, and thereafter a JSC Designee is removed with Cause or resigns, dies or otherwise cannot continue to serve as a member of the Board of Directors, the remaining JSC Designees will select a replacement (such selection to be evidenced by a vote of a majority of such remaining designees), and the other members of the Board of Directors, subject to their fiduciary duties, will vote to fill the vacancy with the person selected by the remaining JSC Designees; and provided further that if the ownership by JSG and its subsidiaries of JSC Common Stock falls below 15%, and thereafter the Chairman or the Executive Vice President-Deputy Chief Executive is removed or resigns, dies or otherwise cannot continue to serve as Chairman or Executive Vice President-Deputy Chief Executive, as the case may be, the Board of Directors may, by majority vote, fill such position. If the Board of Directors in the exercise of its fiduciary duties does not fill the vacancy with the person selected by SIBV or the remaining JSC Designees, as the case may be, SIBV or the remaining JSC Designees, as the case may be, will select another replacement.

           8. If a Stone Designee is removed with Cause or resigns, dies or otherwise cannot continue to serve as a member of the Board of Directors, the remaining Stone Designees and the CEO will select a replacement (such selection to be evidenced by a vote of a majority of such remaining Stone Designees and the CEO), and the other members of the Board of Directors, subject to their fiduciary duties, will vote to fill the vacancy with the person selected by the remaining Stone Designees and the CEO. If the Board of Directors in the exercise of its fiduciary duties does not fill the vacancy with the person selected by the remaining Stone Designees and the CEO, the remaining Stone Designees and the CEO will select another replacement.

           9. If the MSLEF Designee is removed with Cause or resigns, dies or otherwise cannot continue to serve as a member of the Board of Directors, MSLEF will select a replacement, and the other members of the Board of Directors, subject to their fiduciary duties, will vote to fill the vacancy with the person selected by MSLEF. If the Board of Directors in the exercise of its fiduciary duties does not fill the vacancy with the person selected by MSLEF, MSLEF will select another replacement.

          10. Members of the Board of Directors (which, in the case of the Chief Executive Officer and Executive Vice President-Deputy Chief Executive, shall include such individuals both in their capacity as directors and officers) may be removed only with Cause as determined by a vote of 75% of all other members of the Board of Directors.

          11. The following actions shall require the approval of 75% of the members of the entire Board of Directors:

            o a change in the tenure of Mr. Stone, which, in the case of shortening, shall only be for Cause;

            o any change in the title or any material diminution in the responsibilities of the Chairman, the Chief Executive Officer or the Executive Vice President-Deputy Chief Executive; and

            o stock repurchases that would result in the ownership by JSG and its subsidiaries of JSC capital stock representing more than 40% of the voting power represented by all outstanding JSC capital stock.

          12. The following actions shall require the approval of a majority of the Independent Committee (as defined in I.C.4. below):

            o any commercial or other transactions (including, without limitation, any squeeze-out of other stockholders effected by merger, reverse stock split or otherwise) and agreements between JSC and its subsidiaries, on the one hand, and JSG and its subsidiaries (other than JSC and its subsidiaries), on the other hand, other than (x) transactions pursuant to the current terms of agreements currently in effect or entered into in connection with the Merger Agreement or replacement agreements (so long as the terms of such replacement agreements are not materially less favorable to JSC), (y) any individual sale of assets involving a net book value or purchase price of less than $500,000 (provided that the aggregate amount of all such sales within any 12-month period shall not exceed $5,000,000), or (z) product sales in the ordinary course of business effected on arm's-length equivalent terms and not otherwise requiring Board approval; and

            o resolution of disputes between the CEO and the Chairman in relation to any matter to be decided between them pursuant to this Exhibit E-2.

          13. The presence of a majority of the Board of Directors at any meeting of the Board of Directors shall constitute a quorum.

C. Board Committees

           1. JSC's Board of Directors shall have three committees: the Compensation Committee, the Audit Committee and the Independent Committee.

           2. The Compensation Committee shall perform functions customary for the compensation committee of a public company. In this regard, the Compensation Committee shall determine the compensation payable to all executive officers, approve the adoption of all employee benefit plans (including, without limitation, equity-based plans) and make all decisions with respect to grants or awards under such plans. The Compensation Committee will be chaired by the MSLEF Designee (unless there is no MSLEF Designee, in which case such member as is designated by the Board of Directors (which designation shall require approval of 75% of the members of the entire Board of Directors)) and will be comprised of the MSLEF Designee (so long as there is such a Designee) and 2 Independent Directors (1 of whom shall be a Stone Designee selected by the Stone Designees and the CEO and 1 of whom shall be a JSC Designee selected by the JSC Designees).

           3. The Audit Committee shall perform functions customary for the audit committee of a public company and shall be comprised exclusively of the Independent Directors.

           4. The Independent Committee shall consider the matters set forth under B.12. and will be comprised of 2 Stone Designees (who shall be selected from among the Stone Designees by the Stone Designees and the CEO) who are Independent Directors, 2 JSC Designees (who shall be selected from among the JSC Designees by the JSC Designees) who are Independent Directors and the MSLEF Designee (so long as there is such a Designee); provided that following the termination or effectiveness of the provisions of E-2 pursuant to A.2., the Independent Committee shall consist of Independent Directors (with any designee of MSLEF constituting an Independent Director solely for this purpose so long as such designee is not an officer or employee of JSC or a director, officer or employee of any beneficial owner of 15% or more of JSC Common Stock) designated by a majority of the entire Board of Directors.

           5. Subject to the second sentence of I.A.1., changes by the Board of Directors in the scope, composition and chairman of committees shall require the approval of 75% of the members of the entire Board of Directors.

D. Additional Committees

           1. The Board of Directors will create two non-Board committees: the Cost Reduction/Divestiture Committee and the Management Operating Committee.

           2. The Cost Reduction/Divestiture Committee will have responsibility for the development and implementation of a plan that is designed to achieve asset divestitures over a period of time determined by the Committee of not less than $2.50 billion of assets and the development of a program of cost reductions and other synergies. The Cost Reduction/Divestiture Committee will be comprised of the Chairman, the Chief Executive Officer, the Executive Vice President-Deputy Chief Executive (who shall be Chairman of the Committee) and the Chief Financial Officer.

           3. The Management Operating Committee will be responsible for setting and implementing policies and objectives of JSC and reviewing performance and the achievement of policies and objectives. The Management Operating Committee will be comprised of the Chairman, the Chief Executive Officer, the Executive Vice President-Deputy Chief Executive, the Chief Financial Officer and certain other executives designated by the Chief Executive Officer subject to the review and approval by the Chairman. There shall be no Chairman of the Committee.

           4. Changes in the scope, composition and chairman of such Committees shall require the approval of 75% of the members of the entire Board of Directors.

E. Additional Matters; Description of Responsibilities

           1. The Chairman shall serve as non-executive Chairman of the Board of Directors and shall have general supervisory responsibilities with respect to the business affairs and officers of JSC.

           2. The Chief Executive Officer shall be the officer principally responsible for the day-to-day operations of JSC and shall have general supervisory responsibilities with respect to the business affairs and officers of JSC. The Chief Executive Officer shall report directly to the Board of Directors. In addition to the provisions set forth above, Mr. Stone's term as CEO will cease upon the Annual Meeting immediately following achievement of his 66th birthday.

           3. The Executive Vice President-Deputy Chief Executive shall be the officer principally responsible for development of JSC's cost reduction and divestiture program, implementation of the divestiture program and, in consultation with the CEO, implementation of the cost reduction program. He shall also have the operating responsibilities of the Chief Executive Officer in the absence or disability of the Chief Executive Officer, and such other operating responsibilities as may be determined by the Board of Directors not inconsistent with the responsibilities of the Chief Executive Officer as provided herein.

           4. The Chief Financial Officer shall perform functions customary for chief financial officers of public corporations and shall report to the CEO. Termination of the employment, or any material diminution in the responsibilities, of the CFO shall require approval by a majority of the Board of Directors.

           5. Except as otherwise provided herein, the appointment or termination of executive officers (including the creation of additional executive officer positions) shall be made or effected by the Chief Executive Officer subject to review and approval by the Chairman.

           6. The Bylaws shall provide that in the event that the Disinterested Directors referred to in Section 4.09(b) of the Standstill Agreement authorize the action described therein, such authorization shall constitute authorization by the entire Board of Directors of JSC.

II.  ADDITIONAL GOVERNANCE MATTERS

A. SIBV, MSLEF and Mr. Stone will vote all shares of JSC Common Stock held by them or their subsidiaries in support of each other's Board Designees in accordance with the Voting Agreement.

B. Prior to the mailing of the Proxy Statement, each of SIBV, Stone and MSLEF will designate the individuals who will become members of the Board of Directors upon consummation of the Merger.

C.  The initial Chairman shall be Dr. Michael W. J. Smurfit.

D.  The initial Chief Executive Officer shall be Mr. Roger W. Stone.

E. The initial Executive Vice President-Deputy Chief Executive shall be Mr. Raymond M. Curran.

F.  The initial Chief Financial Officer shall be Mr. Patrick J. Moore.



                                                                     EXHIBIT F

                         REGISTRATION RIGHTS AGREEMENT
                                     among
                MORGAN STANLEY LEVERAGED EQUITY FUND II, INC.,
                          SMURFIT INTERNATIONAL B.V.,
                         JEFFERSON SMURFIT CORPORATION
                                      and
                         THE OTHER PARTIES IDENTIFIED
                         ON THE SIGNATURE PAGES HERETO


                           Dated as of May 10, 1998


                               TABLE OF CONTENTS

                                 --------------


                                                                    Page
                                                                    ----
Section 1.  Effectiveness and Certain Definitions......................1
Section 2.  Demand Registration........................................5
Section 3.  Company Registration.......................................9
Section 4.  Piggyback Registration....................................10
Section 5.  Expenses..................................................12
Section 6.  Registration and Qualification............................12
Section 7.  Termination...............................................15
Section 8.  Underwriting; Due Diligence, Etc..........................15
Section 9.  Restrictions on Public Sale; Inconsistent Agreements......16
Section 10. Indemnification and Contribution..........................17
Section 11. Rule 144..................................................21
Section 12. Miscellaneous.............................................21
Section 13. Representations and Warranties............................25
Section 14. Ireland Listing...........................................28



                         REGISTRATION RIGHTS AGREEMENT


               REGISTRATION RIGHTS AGREEMENT dated as of May 10, 1998 (this "Agreement") among MORGAN STANLEY LEVERAGED EQUITY FUND II, INC., a Delaware corporation ("MSLEF II"), SMURFIT INTERNATIONAL B.V., a corporation organized under the laws of The Netherlands ("SIBV"), JEFFERSON SMURFIT CORPORATION, a Delaware corporation (the "Company"), and the other parties identified on the signature pages hereto.

               WHEREAS, the Company, Stone Container Corporation, a Delaware corporation ("Stone"), and JSC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), have entered into a Merger Agreement (the "Merger Agreement") dated as of the date hereof pursuant to which, subject to the terms and conditions specified therein, Sub will merge with and into Stone (the "Merger"); and

               WHEREAS, as a condition and inducement to the willingness of SIBV, MSLEF II and certain of their respective Affiliates to support the Merger by agreeing to approve the issuance of the Common Stock (as defined below) necessary to consummate the Merger and certain amendments to the Company's certificate of incorporation as contemplated by the Merger Agreement, the Company has agreed to grant MSLEF II and such related parties the registration rights described herein.

               NOW, THEREFORE, upon the premises and the mutual promises herein contained, and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

               Section 1. Effectiveness and Certain Definitions. (a) The parties hereto hereby agree that, effective as of the closing of the Merger, the Registration Rights Agreement dated as of May 3, 1994 shall terminate and the parties hereto agree that, at such time, this Agreement, other than this Section 1(a) (which shall be effective as of the execution of this Agreement), shall become effective.

               (b) As used in this Agreement the following terms shall have the following meanings:

               "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. In the case of any Person which is a trust established under an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, an "Affiliate" of such Person shall include any trust (under a plan maintained by the same employer as such plan) that is a successor to the assets held by such trust or any other trust established directly or indirectly under such plan or any other such plan maintained by the same employer.

               "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, any stock or other securities into which or for which such stock may hereafter be changed, converted, exercised or exchanged, and any other securities issued to holders of such stock (or such securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, recapitalization, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

               "Effective Date" means, with respect to any registration statement, the date of the effectiveness thereof under the Securities Act (without regard to any post-effective amendments to such registration statement).

               "Equity Investors" shall mean SIBV/MS Equity Investors, L.P., a Delaware limited partnership.

               "Equity Investors Inc." shall mean Morgan Stanley Equity Investors Inc., a Delaware corporation and the general partner of Equity Investors.

               "Morgan Holders" shall mean (i) MSLEF II, (ii) Equity Investors,
(iii) The MSLEF II Fund, (iv) Equity Investors Inc., (v) First Plaza Group Trust ("First Plaza"), (vi) Leeway & Co. ("Leeway"), (vii) MSLEF and (viii) any Person which has purchased, in one transaction or a series of related transactions, at least 2% of the outstanding Common Stock from a Morgan Holder and which has agreed, with the consent of MSLEF II and in form and substance reasonably satisfactory to the Company and SIBV, to be bound as a Morgan Holder and to have the rights and obligations of a Morgan Holder for purposes of this Agreement (each such Person, a "Block Purchaser" and the shares of Common Stock so purchased, "Block Purchaser Shares").

               "MSLEF" shall mean Morgan Stanley Leveraged Equity Holdings, Inc., a Delaware corporation.

               "MSLEF II" shall mean Morgan Stanley Leveraged Equity Fund II, Inc., a Delaware corporation and the general partner of The MSLEF II Fund.

               "Person" means an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization or any other legal entity.

               "Registrable Securities" means the Common Stock; provided that any such securities shall cease to be Registrable Securities with respect to a proposed offer or sale thereof (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with the plan of distribution set forth in such registration statement or (ii) such securities shall have been disposed of in accordance with Rule 144 or in a private placement other than to a Block Purchaser; provided, further, Registrable Securities in respect of any Person shall not include Common Stock acquired by such Person after the date hereof (other than (i) shares of Common Stock acquired as a result of a reclassification, recapitalization, share combination, share subdivision, share dividend or similar event, (ii) shares acquired by a Morgan Holder from another Morgan Holder or by an SIBV Holder from a Morgan Holder and (iii) Block Purchaser Shares).

               "Registration Expenses" means all expenses incident to the Company's performance of or compliance with its registration obligations set forth in this Agreement including, without limitation, the following: (i) the fees, disbursements and expenses of the Company's counsel(s) (United States and foreign) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) the reasonable fees and disbursements of (1) one counsel (other than counsel to the Company) retained by the Morgan Holders in connection with each such registration in which a Morgan Holder intends to participate hereunder and (2) one Irish and one United States counsel (other than counsel to the Company) retained by the SIBV Holders in connection with each such registration in which an SIBV Holder intends to and is permitted to participate hereunder; (iii) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering documents and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (v) all expenses in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Selling Holders in connection with such qualification and in connection with any blue sky and legal investments memoranda; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositaries' and registrars' fees and the fees of any other agent appointed in connection with such offering, including the fees and expenses of any "qualified independent underwriter", or other person acting in a similar capacity, pursuant to the requirements of the National Association of Securities Dealers, Inc. or otherwise (the "Independent Underwriter"); (viii) all security engraving and security printing expenses; and (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on each securities exchange or inter-dealer quotation system on which a class of common equity securities of the Company is then listed or on which the Registrable Securities may be listed pursuant to Sections 6(e) and 6(h) hereof.

               "Registration Notice" means written notice by any of MSLEF II, SIBV or the Company, as the case may be, that such Person desires to initiate a Registration Process in accordance with the terms of this Agreement.

               "Registration Process" means the process of registering certain shares of Common Stock under the Securities Act, which, for purposes of this Agreement, shall be deemed to be the period of time from the Registration Notice until the end of any "hold back" period required by the underwriters or, if there is no such period, then 30 days after the Effective Date of the registration statement; provided, however, in the event that (i) a registration statement has not been filed with the SEC within 45 days of a Registration Notice, (ii) such registration statement has not been declared effective by the SEC within 75 days of its filing with the SEC, or (iii) the Registration Notice or the registration statement has been abandoned or withdrawn by MSLEF II, SIBV or the Company, as the case may be, then the Registration Process shall be deemed concluded at such time.

               "Rule 144" means Rule 144 (or any successor rule) promulgated under the Securities Act (excluding Rule 144A or any successor rule promulgated under the Securities Act).

               "SEC" means the United States Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

               "Selling Holders" shall mean any party hereto selling pursuant to and in accordance with the terms of this Agreement.

               "SIBV Holders" shall mean SIBV and any Affiliate of SIBV holding Registrable Securities.

               "The MSLEF II Fund" shall mean The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

               Section 2. Demand Registration. (a) Upon a Registration Notice from (i) MSLEF II, on behalf of the Morgan Holders specified therein, to both the Company and SIBV or (ii) SIBV, on behalf of the SIBV Holders specified therein, to both the Company and MSLEF II, in each case in the manner set forth in Section 12(g) hereof, requesting that the Company effect the registration under the Securities Act of any or all of the Registrable Securities held by such Morgan Holders or held by such SIBV Holders, as the case may be, and specifying, among other things, the number of Registrable Securities which the Morgan Holders or the SIBV Holders, as the case may be, desire to register and the intended method or methods of disposition of such Registrable Securities, the Company will use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such request, provided, however, that the Company shall not be required to effect an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act; and provided, further, that:

                                (i) in the event that the Company has delivered a Registration Notice in accordance with the provisions of
               Section 3, neither MSLEF II nor SIBV may deliver a Registration Notice pursuant to this Section 2(a) until the conclusion of such Company Registration Process;

                               (ii)  in the event that SIBV has delivered a
               Registration Notice in accordance with the provisions of this
               Section 2(a), neither MSLEF II nor the Company may deliver a Registration Notice pursuant to this Section 2(a) until the conclusion of such SIBV Registration Process;

                              (iii) in the event that MSLEF II has delivered a Registration Notice in accordance with the provisions of this
               Section 2(a), neither SIBV nor the Company may deliver a Registration Notice until the conclusion of such MSLEF II Registration Process; and

                               (iv) if, while a Registration Process is pending pursuant to this Section 2, the Chief Financial Officer of the Company, after consultation with outside counsel for the Company, has determined in good faith that the filing of a registration statement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, the Company shall not be required to effect a registration pursuant to this Section 2 until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material, and (B) 90 days after the Chief Financial Officer of the Company makes such good faith determination (a "Company Delay"); provided, however, the Company shall only be entitled to a Company Delay once in connection with any MSLEF II Demand in any 270-day period during the term of this Agreement and once in connection with any SIBV Demand in any 270-day period during the term of this Agreement.

               (b) In the event that any registration pursuant to a request by MSLEF II under this Section 2, shall involve, in whole or in part, an underwritten offering, then MSLEF II shall have the right to designate one or more nationally recognized investment banking firms as the sole managing or co-managing underwriter(s) of such underwritten offering which may consist of or include, at the option of MSLEF II, Morgan Stanley & Co. Incorporated ("MS&Co."). If MS&Co. shall not be the sole managing underwriter or shall be a co-managing underwriter, then any sole or other co-managing underwriters selected by MSLEF II shall be reasonably acceptable to the Company.

               (c) MSLEF II shall have the right to effect up to but not more than two (2) registrations and SIBV will have the right to effect up to but not more than two (2) registrations (each such registration, whether requested by MSLEF II or SIBV, a "Demand"), in each case, pursuant to this Section 2; provided, however, that, without giving effect to any "cutback" imposed by any underwriter, (i) each MSLEF II Demand shall effect the registration and sale of at least 1,000,000 shares of Common Stock (as adjusted for any reclassification, recapitalization, subdivision, stock dividend, stock split or combination of the Company's outstanding securities after the date hereof) and (ii) each SIBV Demand shall effect the registration and sale of at least an aggregate of at least 1,000,000 shares of Common Stock (as adjusted for any reclassification, recapitalization, subdivision, stock dividend, stock split or combination of the Company's outstanding securities after the date hereof). MSLEF II shall have the right to request registration and effect its two registrations (such effective registrations, the "Initial MSLEF II Registrations") prior to SIBV delivering a Registration Notice to MSLEF II and the Company under Section 2(a); provided that, in the event that the Initial MSLEF II Registrations are not effected on or prior to the third anniversary of the effectiveness of this Agreement (such three-year period, the "MSLEF II Exclusive Period"), then SIBV may request registration in accordance with the terms of this Agreement.

               (d) Notwithstanding any other provision of this Agreement to the contrary, a registration requested by MSLEF II or SIBV pursuant to this Section 2 shall not be deemed to have been effected for purposes of Section 2, (i) unless it has become effective and maintained effective in accordance with subsection 6(b), (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a material misrepresentation or a material omission by MSLEF II or any of the Selling Holders, on the one hand, or SIBV or any of the Selling Holders, on the other, as the case may be, (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by MSLEF II or any of the Selling Holders, on the one hand, or SIBV or any of the Selling Holders, on the other, as the case may be, or (iv) unless the registration is deemed to be an effected Demand pursuant to Section 5.

               (e) In the event of any underwritten registration of Registrable Securities in which the number of Registrable Securities requested by MSLEF II (in the case of a MSLEF II Demand) or SIBV (in the case of a SIBV Demand) to be included in such registration exceeds the number which the managing underwriter(s) advise MSLEF II or SIBV, as the case may be, in writing can be sold, then there shall be included in such registration the number of Registrable Securities which can be sold, allocated, unless MSLEF II or SIBV, as the case may be, notifies the Company of a different method of allocation, pro rata among the Morgan Holders or the SIBV Holders, as the case may be, on the basis of the number of Registrable Securities requested to be included therein by each such Morgan Holder or SIBV Holder.

               (f) In connection with any Demand made by MSLEF II pursuant to this Section 2 (in the case of SIBV, only from and after, but not before, the expiration of the MSLEF II Exclusive Period), each of the Company and SIBV shall have the right to cause the registration of securities for sale for its own account (the "Piggyback Securities"), upon the written request made by the Company and/or SIBV within 10 days after receipt of MSLEF II's Registration Notice (which request shall specify the number of shares intended to be disposed of and the intended method of disposition thereof), in addition to the Registrable Securities of the Morgan Holder(s) being sold pursuant to such MSLEF II Demand, if the number of Registrable Securities requested by MSLEF II to be included in such registration does not exceed the number which the managing underwriter(s) advise MSLEF II in writing can be sold; provided that in the event the managing underwriter(s) advise MSLEF II in writing (with a copy to the Company and SIBV) that, in their good faith opinion, inclusion of all such Piggyback Securities would materially and adversely affect the offering and sale of the Registrable Securities then contemplated to be sold by the Morgan Holders, including the per share price thereby obtainable, there shall only be included in such registration: (1) first, all securities requested to be included in such registration by the Morgan Holders, (2) second, up to the full number of Piggyback Securities requested to be included in such registration by the SIBV Holders (if SIBV is entitled hereunder to make such request) in excess of the number or dollar amount of the Morgan Holders' Securities to be included in such registration which, in the good faith opinion of such underwriter(s), can be sold without materially and adversely affecting such offering (and, if less than the full number of such Piggyback Securities, allocated pro rata among the SIBV Holders on the basis of the number of securities requested to be included therein by each SIBV Holder), (3) third, up to the full number of Piggyback Securities requested to be included in such registration by the Company in excess of the number or dollar amount of the Morgan Holders' Securities and SIBV Piggyback Securities (if applicable) which, in the good faith opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering. MSLEF II may require that any such Company Piggyback Securities or SIBV Piggyback Securities (if applicable) be included in the offering proposed by the Morgan Holders on the same terms and conditions as such Morgan Holders' Registrable Securities are included therein.

               (g)  In connection with any Demand made by SIBV pursuant to this
Section 2, each of the Company and MSLEF II shall have the right to cause the registration of securities for sale for its own account and, in the case of MSLEF II, for the account of the Morgan Holders, upon the written request made by the Company and/or MSLEF II within 10 days after receipt of SIBV's Registration Notice (which request shall specify the number of shares intended to be disposed of and the intended method of disposition thereof), in addition to the Registrable Securities of the SIBV Holder(s) being sold pursuant to such SIBV Demand, if the number of Registrable Securities requested by SIBV to be included in such registration does not exceed the number which the managing underwriter(s) advise SIBV in writing can be sold; provided that in the event the managing underwriter(s) advise SIBV in writing (with a copy to the Company and MSLEF II) that, in their good faith opinion, inclusion of all such Piggyback Securities would materially and adversely affect the offering and sale of the Registrable Securities then contemplated to be sold by the SIBV Holders, including the per share price thereby obtainable, there shall only be included in such registration: (1) first, all securities requested to be included in such registration by the SIBV Holders, (2) second, up to the full number of Piggyback Securities requested to be included in such registration by the Morgan Holders in excess of the number or dollar amount of the SIBV Holders' Securities to be included in such registration which, in the good faith opinion of such underwriter(s), can be sold without materially and adversely affecting such offering (and, if less than the full number of such Piggyback Securities, allocated pro rata among the Morgan Holders on the basis of the number of securities requested to be included therein by each Morgan Holder), (3) third, up to the full number of Piggyback Securities requested to be included in such registration by the Company in excess of the number or dollar amount of the Morgan Holders' Piggyback Securities and the SIBV Securities which, in the good faith opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering. SIBV may require that any such Morgan Holders' Piggyback Securities or Company Piggyback Securities be included in the offering proposed by the SIBV Holders on the same terms and conditions as such SIBV Holders' Registrable Securities are included therein.

               (h) In connection with each MSLEF II Demand, MSLEF II agrees to use reasonable best efforts to sell or cause to be sold the lesser of (x) all Registrable Securities that it owns at the time of such MSLEF II Demand and (y) all Registrable Securities which the managing underwriter advises MSLEF II pursuant to Section 2(e) can be sold in such registration; provided that notwithstanding the foregoing, MSLEF II and any Morgan Holder who has requested that its Registrable Securities be included in such MSLEF II Demand shall be under no obligation to sell its Registrable Securities pursuant to the first MSLEF II Demand if the price per share of Common Stock on the New York Stock Exchange or The NASDAQ National Market on the Effective Date for such MSLEF II Demand has decreased by 5% since the date on which MSLEF II delivered its Registration Notice with respect to such MSLEF II Demand.

               (i) Concurrently with the delivery by MSLEF II of a Registration Notice to the Company pursuant to Section 2(a), MSLEF II shall notify in writing each of the Morgan Holders of its intent to cause the registration and sale of Registrable Securities. Such notice shall offer each other Morgan Holder the opportunity to include in the registration such number of Registrable Securities held by such Morgan Holder as such Morgan Holder may request in writing to MSLEF II within 3 business days of receipt of MSLEF II's notice, subject to Section 2(e).

               (j) Promptly (but in no event later than 2 business days) after receipt by MSLEF II of an SIBV Registration Notice pursuant to Section 2(a), MSLEF II shall notify in writing each of the Morgan Holders of its receipt of such Registration Notice. Such notice shall offer each Morgan Holder the opportunity to include in the registration such number of Registrable Securities held by such Morgan Holder as such Morgan Holder may request in writing to MSLEF II within 3 business days of receipt of MSLEF II's notice, subject to Section 2(g).

               Section 3. Company Registration. The Company hereby agrees not to file a registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor forms) covering its Common Stock or any equity securities exercisable for, convertible into or exchangeable for Common Stock, whether or not for sale for its own account, except pursuant to the terms of this Agreement and following delivery of a Registration Notice as hereinafter provided. The Company may deliver a Registration Notice to MSLEF II and SIBV at any time, provided that:

               (a) in the event that MSLEF II or SIBV has delivered a Registration Notice to the Company in accordance with the provisions of Section 2, the Company may not deliver a Registration Notice pursuant to this Section 3 until the conclusion of such MSLEF II Registration Process or SIBV Registration Process, as the case may be; and

               (b) the Company may not (i) give a Registration Notice until the conclusion of a Company Registration Process or (ii) effect an offering on a delayed or continuous basis of its Common Stock pursuant to Rule 415(a)(1)(ix) or (a)(1)(x) under the Securities Act.

               Section 4. Piggyback Registration. If the Company at any time proposes to register any of its Common Stock or any equity securities exercisable for, convertible into or exchangeable for Common Stock under the Securities Act, whether or not for sale for its own account (such Common Stock or other equity securities being referred to herein as the "Other Securities"), in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to each of the Morgan Holders and SIBV (which notice shall, for purposes of this Agreement, be deemed to be a Registration Notice with respect to the registration contemplated thereby, unless a Registration Notice with respect to such registration shall have been previously delivered by the Company to each of the Morgan Holders and SIBV under this Section 4, at least 30 days prior to the anticipated filing date of the registration statement relating to such registration). Such notice shall offer each Morgan Holder and, after the MSLEF II Exclusive Period, each SIBV Holder the opportunity to include in such registration statement such number of Registrable Securities held by such holders as such holders may request. Upon the written request of Morgan Holders (which shall be delivered to both the Company and SIBV) and/or SIBV Holders (which shall be delivered to both the Company and MSLEF II) made within 10 days after the receipt of the Company's notice requesting that a number of their shares be disposed of (which request shall specify the number of Piggyback Securities intended to be disposed of and the intended method of disposition thereof), the Company will use its best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Piggyback Securities, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Piggyback Securities, provided that:

               (a) if, at any time after giving such written notice of its intention to register any Other Securities and prior to the Effective Date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Other Securities, the Company may, at its election, give written notice of such determination to each of the Morgan Holders and SIBV and thereupon the Company shall be relieved of its obligation to register the Piggyback Securities in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 5 hereof), without prejudice, however, to the rights of MSLEF II or SIBV immediately to request that such registration be effected as a registration under Section 2 hereof (subject to the Company's right, if any and if applicable, to a Company Delay);

               (b) if the registration referred to in the first sentence of this Section 4 is to be an underwritten registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their good faith opinion such offering would be materially and adversely affected by the inclusion therein of the Piggyback Securities requested to be included therein, including the per share price thereby obtainable, the Company shall only include in such registration: (1) first, all securities the Company proposes to sell for its own account (2) second, up to the full number of Piggyback Securities requested to be included in such registration by the Morgan Holders in excess of the number or dollar amount of Company Securities which, in the good faith opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Piggyback Securities, allocated pro rata among the Morgan Holders on the basis of the number of securities requested to be included therein by each Morgan Holder),
(3) third, up to the full number of Piggyback Securities requested to be included in such registration by SIBV Holders in excess of the number or dollar amount of Company Securities and Morgan Piggyback Securities which, in the good faith opinion of such underwriter(s), can be sold without materially and adversely affecting such offering (and, if less than the full number of such Piggyback Securities, allocated pro rata among the SIBV Holders on the basis of the number of securities requested to be included therein by each SIBV Holder) and (4) fourth, an amount of Other Securities (other than the securities the Company proposes to sell for its own account), if any, requested to be included therein in excess of the number or dollar amount of the securities the Company proposes to sell for its own account and Piggyback Securities which, in the opinion of such underwriter(s), can be so sold without materially and adversely affecting such offering (allocated among the holders of such Other Securities in such proportions as such holders and the Company may agree);

               (c) the Company shall not be required to effect any registration of Registrable Securities held by any Selling Holder under this Section 4 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans;

               (d) no registration of Registrable Securities effected under this Section 4 shall relieve the Company of its obligation to effect a registration of other Registrable Securities pursuant to Section 2 hereof;

               (e) a Selling Holder may withdraw all or any part of such Holder's Piggyback Securities from the proposed registration at any time prior to the later of (i) the Effective Date of the related registration statement and
(ii) the execution of any underwriting agreement related thereto; and

               (f) the Company may require that any Piggyback Securities be included in the offering proposed by the Company on the same terms and conditions as the Company Securities are included therein, provided the terms of any underwriting agreement are consistent with the terms of this Agreement.

               Section 5. Expenses. The Company will pay all Registration Expenses in connection with (i) MSLEF II's two effected demand registrations of Morgan Holders' Registrable Securities pursuant to Section 2(a), (ii) SIBV's two effected demand registrations of SIBV Holders' Registrable Securities pursuant to Section 2(a) and (iii) all registrations of Selling Holders' Registrable Securities pursuant to Section 4, except that with respect to any such registration the Company shall not be obligated to pay underwriting discounts or commissions or transfer taxes, if any, relating to the sale or disposition of Selling Holders' Registrable Securities. In the event MSLEF II or SIBV withdraws a Registration Notice or the Morgan Holders or the SIBV Holders abandon a registration statement or otherwise do not sell Registrable Securities following a Registration Notice, then all Registration Expenses in respect of such Registration Notice shall be borne by the Selling Holders; provided, however, in the event of a Company Delay following which the Selling Holders decide by notice in writing to the Company not to sell Registrable Securities, the Company will pay all Registration Expenses and such shall not be deemed to be a Demand for purposes of this Agreement. The Company will also pay all Registration Expenses in connection with any registration of Registrable Securities that is demanded by MSLEF II or SIBV pursuant to Section 2(a) but that, because of any of the reasons described in clauses (i), (ii) or (iii) of
Section 2(d), is not deemed to have been effected.

               Section 6. Registration and Qualification. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2 or 4 hereof, the Company will as promptly as is practicable:

               (a) prepare and file with the SEC, as soon as possible, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as MSLEF II or SIBV, as the case may be, or if not filed pursuant to a Demand, the Company, determines and for which the Company then qualifies;

               (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of nine months (or six months in the event of a registration statement on Form S-1 (or any successor "long-form" registration statement)) after such registration statement becomes effective; provided that such six or nine month period shall be extended in the case of a Demand for such number of days that equals the number of days elapsing from (i) the date the written notice contemplated by Section 6(g) hereof is given by the Company to (ii) the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by Section 6(g) hereof;

               (c) furnish to the Selling Holders and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

               (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

               (e) subject to Section 14, use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions (domestic or foreign), and to list or qualify for such securities exchanges and other trading markets, as MSLEF II or SIBV, as the case may be, or any underwriter of Registrable Securities shall request, and use its best efforts to obtain all necessary registrations, permits and consents required in connection therewith, and do any and all other acts and things which are reasonably requested to enable the Selling Holder or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to consent to general service of process in any such jurisdiction;

               (f) if requested by MSLEF II or SIBV, as the case may be, (i) furnish to each Selling Holder an opinion of counsel for the Company addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

               (g) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 2 or 4 hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (h) subject to Section 14, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed (and on each exchange and inter-dealer quotation system requested by MSLEF II), and to pay all fees and expenses in connection therewith; and

               (i) furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations and registered to such persons or nominees as shall be requested by the Selling Holders or the underwriters.

               Section 7. Termination. This Agreement shall terminate upon the earlier of: (i) the mutual agreement of the parties hereto; and (ii) December 31, 2010. The rights and obligations of the Morgan Holders shall also terminate after the Morgan Holders cease to own, in the aggregate, at least 1,000,000 shares of Common Stock (not taking into account any shares purchased after the date hereof). The rights and obligations of the SIBV Holders shall also terminate after the SIBV Holders cease to own, in the aggregate, at least 1,000,000 shares of Common Stock (not taking into account any shares purchased after the date hereof other than shares purchased by an SIBV Holder from a Morgan Holder). Notwithstanding the foregoing, the provisions of Section 5, 6, 10 and 12 shall survive any such termination of this Agreement or the rights and obligations of the Morgan Holders or the SIBV Holders, as the case may be.

               Section 8. Underwriting; Due Diligence, Etc. (a) If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company will enter into an underwriting agreement with such underwriters for such offering, which, (x) in the case of a Morgan Demand, shall be in form reasonably acceptable to MSLEF II and (y) in the case of a SIBV Demand, shall be in form reasonably acceptable to SIBV, and which, in the case of a Company Registration Process, shall be in form reasonably acceptable to the Company, any such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution (provided that any indemnities and contribution shall, unless MSLEF II or the Agent (as defined below) or SIBV, as the case may be, agrees otherwise, be to the effect and only to the extent provided in Section 10 hereof) and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 6(e) hereof; provided, however, the Company may negotiate and agree to differing indemnification obligations with respect to the underwriters, provided such indemnification obligations (i) do not adversely affect the Selling Holders with respect to their rights and obligations hereunder and (ii) shall not excuse the Company from entering into (or delaying the execution of) an underwriting agreement on the terms as provided herein. The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. In no event shall any Selling Holder be required to make any representation or warranty, other than as to its ownership of the Registrable Securities and as to due authorization, execution and enforceability with respect to it of the underwriting agreement. Such underwriter shall be instructed to use its reasonable best efforts to affect a wide distribution of the Common Stock so long as doing so shall not, in any manner, adversely affect the marketing (including timing) or price of such shares. The Company, if requested by MSLEF II or SIBV, as the case may be, or the underwriters, will enter into an agreement with the Independent Underwriter on customary terms.

               (b) In the event that any registration pursuant to Section 4 shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to
Section 4 to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration.

               (c) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the reasonable opinion of such Selling Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Selling Holders and the underwriters, if any, and their respective counsel and accountants, shall use their reasonable best efforts to coordinate and time their review so as to not unreasonably interfere with the business and operations of the Company. Such information shall be governed by confidentiality provisions comparable to those set forth in the Stockholders Agreement.

               (d) In the event an offering pursuant to this Agreement is not underwritten, the Company, at the request of MSLEF II or the Agent or SIBV, as the case may be, will enter into such agreements with any selling agents or similar persons as are customary. Such agreements shall contain terms and provisions analogous to those described herein and, to the extent not so described, customary terms and provisions.

               Section 9.  Restrictions on Public Sale; Inconsistent Agreements.
(a) If any registration of (i) Registrable Securities pursuant to Section 2 shall be in connection with an underwritten public offering, the Company, SIBV, MSLEF II, Equity Investors, First Plaza and Leeway (as to themselves severally and, except in the case of First Plaza or Leeway, as to their respective Affiliates) agree not to, or (ii) Common Stock pursuant to Section 3 or 4 shall be in connection with an underwritten public offering, SIBV, MSLEF II, Equity Investors, First Plaza and Leeway (as to themselves severally and, except in the case of First Plaza or Leeway, as to their respective Affiliates) agree not to, effect any public sale or distribution including any sale pursuant to Rule 144 (except as part of such registration), of any of the Company's common equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (other than any such sale or distribution of such securities in connection with any exchange offer, merger or consolidation by the Company or a subsidiary of the Company or in connection with the purchase of all or substantially all the assets of any other person or in connection with an employee stock option or other benefit plan) during the 30 days prior to, and during the 180 day period beginning on, the Effective Date of such registration statement, or for such shorter period required by the underwriters of such offering; provided, however, that MSLEF II can waive any of the foregoing obligations of any party in the case of any MSLEF II Demand and SIBV can waive any of the foregoing obligations of any party in the case of any SIBV Demand. For purposes of this Section 9, Leeway shall mean and be limited to State Street Bank & Trust Company, as trustee for the Long Term Investment Trust and any successor thereto and any investment advisor or manager with discretionary investment authority with respect to the Registrable Securities presently held by Leeway, including any affiliate of J.P. Morgan & Co., Inc. with discretionary investment authority with respect to such Registrable Securities.

               (b) The Company agrees (1) without the written consent of the managing underwriters, not to effect any public or private sale or distribution of the Company's common equity securities or any security convertible into or exchangeable or exercisable for any equity security of the Company, including a sale pursuant to Regulation D under the Securities Act, during a MSLEF II Registration Process or a SIBV Registration Process (except (i) as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms; or (ii) equity securities issued pursuant to the conversion or exchange of any securities convertible into or exchangeable for the Company's common equity securities and which were outstanding prior to the commencement of the Registration Process, and (2) to use its best efforts to cause each holder of its privately placed securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such underwritten registration, if permitted).

               Section 10. Indemnification and Contribution. (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Selling Holder, its partners or trustees, each underwriter of Registrable Securities so offered, each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, and the officers, directors, trustees, beneficiaries and advisors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or shall arise out of or be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; provided, however, that the Company shall not be liable to a particular Selling Holder in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Selling Holder furnished to the Company in writing by or on behalf of such Selling Holder expressly for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto or a document incorporated by reference in any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Selling Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Selling Holder, its partners, underwriters of the Registrable Securities, any controlling person of any of the foregoing or any officer or director of any of the foregoing.

               (b) In the case of each offering made pursuant to this Agreement, each Selling Holder included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act (and if requested by the underwriters, each underwriter who participates in the offering and each person, if any, who controls any such underwriter within the meaning of the Securities Act), and the officers and directors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder furnished in writing to the Company by or on behalf of such Selling Holder expressly for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document or a document incorporated by reference in any of the foregoing. The foregoing indemnity is in addition to any liability which such Selling Holder may otherwise have to the Company, or any of its directors, officers or controlling persons. In no event shall the liability of a Selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities pursuant to such offering.

               (c)  Each party indemnified under paragraph (a) or (b) of this
Section 10 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) of this Section 10, unless the indemnifying party was materially prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the indemnified party under this Section 10 for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the indemnifying party shall not represent it) if, in the reasonable judgment of such indemnified party, (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or
(ii) in the event the indemnifying party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the Company. The indemnifying party shall not be responsible for providing indemnification with respect to any settlement agreement which is not approved by it prior to its execution, such approval not to be unreasonably withheld. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such claim or action (i) as the result of which any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party, or
(ii) unless such settlement includes an unconditional release of liability in favor of the indemnified party, in each case without the prior written consent of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

               (d) If the indemnification provided for in this Section 10 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Selling Holder be required to contribute in excess of the amount of the net proceeds received by such Selling Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               Section 11. Rule 144. The Company shall take such measures and file such information, documents and reports as shall be required by the SEC as a condition to the availability of Rule 144 and Rule 144A (or any successor provisions).

               Section 12. Miscellaneous. (a) Injunctions. Irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, such remedy being in addition to any other remedy to which they may be entitled at law or in equity.

               (b) Severability. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

               (c) Further Assurances. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

               (d) Waivers, Etc. No failure or delay on the part of any party hereto (or the intended third party beneficiaries referred to herein) in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Any waiver agreed to by MSLEF II shall be binding upon the Morgan Holders.

               (e) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. The section headings contained in this Agreement are solely for the purpose of reference, and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement shall not be amended or modified except by written instrument executed by the parties hereto; provided that the Company and MSLEF II may amend this Agreement (A) without the consent of the other parties hereto (other than SIBV) and (B) without the consent of SIBV (in its capacity as a party to this Agreement, as opposed to any ability it may have to direct the Company) so long as (i) such amendment does not directly or indirectly adversely affect the rights or obligations of SIBV hereunder or SIBV other than in its capacity as a stockholder of the Company or (ii) SIBV owns less than 5% of the outstanding voting securities of the Company; provided, further that the Company and SIBV may amend this Agreement (A) without the consent of the other parties hereto (other than MSLEF II) and (B) without the consent of MSLEF II (in its capacity as a party to this Agreement, as opposed to any ability it may have to direct the Company) so long as such amendment does not directly or indirectly adversely affect the rights or obligations of any Morgan Holder or its Affiliates hereunder or any Morgan Holder and its Affiliates other than in their capacities as stockholders of the Company. Any amendment agreed to by MSLEF II shall be binding upon the Morgan Holders.

               (f) Counterparts. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

               (g) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given, made or served, if in writing and delivered personally, by facsimile or sent by registered mail, postage prepaid as follows:

                    (i)     if to MSLEF II or any Morgan Holder, to:

                            Morgan Stanley Leveraged Equity Fund II, Inc. c/o Morgan Stanley & Co. Incorporated
                            1221 Avenue of the Americas
                            New York, New York 10020
                            Attention: Alan E. Goldberg
                            Fax No.: (212) 762-6466

                            with a copy to:

                            Morgan Stanley Capital Partners
                            1221 Avenue of the Americas
                            New York, New York 10020
                            Attention: Peter R. Vogelsang
                            Fax No.: (212) 762-6466

                   (ii)     if to SIBV or any SIBV Holder, to:

                            Smurfit International B.V.
                            Strawinskylaan 2001
                            Amsterdam 1077ZZ, The Netherlands
                            Attention: Rokin Corporate Services B.V.
                            Fax No.: 010-3120-626-4435

                            with a copy to:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, New York 10019
                            Attention: Steven A. Rosenblum, Esq.
                            Fax: (212) 403-2000
                            William Fry
                            Fitzwilton House,
                            Wilton Place
                            Dublin 2, Ireland
                            Attention: Houghton Fry, Esq.
                            Fax: 353-1-639-5333

                  (iii)     if to the Company, to:

                            Jefferson Smurfit Corporation
                            Jefferson Smurfit Centre
                            8182 Maryland Avenue
                            St. Louis, Missouri 63105
                            Attention:Michael E. Tierney, Esq.,
                             Vice President and General Counsel
                            Fax No.: (314) 746-1184

                            Davis Polk & Wardwell
                            450 Lexington Avenue
                            New York, New York 10017
                            Attention: John R. Ettinger, Esq.
                            Fax No.: (212) 450-4800

or such other address as any party may, from time to time, designate in a written notice in a like manner; provided that notices of a change of address shall be effective only upon receipt thereof. Notice given by facsimile shall be deemed delivered five calendar days after the date the same is mailed.

               (h) WAIVER OF JURY TRIAL, ETC. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND TO WAIVE ANY OBJECTION AS TO VENUE IN THE FEDERAL OR STATE COURTS LOCATED IN, THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF DELIVERED OR SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12(G) HEREOF.

               (i) Assignment. Except as provided herein, the parties may not assign their rights under this Agreement; provided that (x) any Morgan Holder may assign and delegate its rights and obligations under this Agreement to any other Morgan Holder and (y) First Plaza Group Trust and Leeway & Co. shall have the right to assign this Agreement to one or more successor trustees, plans or nominees for, or successors by reorganization of, a qualified pension trust.
The Company may not delegate its obligations under this Agreement. Any action required or permitted to be taken by the Morgan Holders pursuant to this Agreement shall be taken by MSLEF II. Subject to Section 12(e), any Morgan Holder or SIBV Holder that is not a party hereto shall be a third party beneficiary of the rights granted under this Agreement (provided that the ability of such Person to exercise the registration rights set forth herein shall be subject to the obligations imposed on such Person under this Agreement) as of and after the time, if any, as may be provided in any agreement between MSLEF II and such Morgan Holder or SIBV Holder, as the case may be.

               Section 13. Representations and Warranties. (a) SIBV represents to the other parties hereto that it is duly incorporated and validly existing as a corporation under the laws of The Netherlands; that it has the power and authority under its articles of incorporation or similar charter document to enter into and perform this Agreement; that the execution of this Agreement by it has been duly authorized by all required corporation actions; that the consummation of the transactions contemplated hereunder will not result in a breach or violation of, or a default under, its certificate of incorporation (or similar charter document) or by-laws, or any material agreement by which it is subject, nor require the obtaining of any consent, approval, permit or license from or filing with, any governmental authority or other Person by it in connection with the execution, delivery and performance by it of this Agreement, except for violations which would not, or consents or filings which, if not obtained or made, would not, in the aggregate, affect materially and adversely the business, financial condition or results of operation of SIBV and its subsidiaries, taken as a whole; that this Agreement constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation; and that, as of the date hereof, it and its Affiliates beneficially own, in the aggregate, the number of shares of Common Stock of the Company set forth opposite its name on Schedule I attached hereto.

               (b) Each of The MSLEF II Fund and Equity Investors represents to the other parties hereto that it is a limited partnership duly organized and validly existing under the laws of its jurisdiction of organization; that it has the power and authority under its agreement of limited partnership to enter into and perform this Agreement; that the execution of this Agreement by it has been duly authorized by all required partnership action; that the consummation of the transactions contemplated hereunder will not result in a breach or violation or, or a default under, its agreement of limited partnership or under any agreement of partnership of the general partner, or any material agreement by which it or any of its properties or any of its general partner's properties is bound or any statute, rule, regulation, order or other law to which it is subject, nor require the obtaining of any consent, approval, permit or license from or filing with, any governmental authority or other Person by MSLEF II or Equity Investors, respectively, in connection with the execution, delivery and performance by it of this Agreement, except for violations which would not, or consents or filing which, if not obtained or made, would not, in the aggregate, affect materially and adversely the business, financial condition or results of operation of MSLEF II and its subsidiaries, taken as a whole, respectively; that this Agreement constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation; and that, as of the date hereof, it beneficially owns the number of shares of Common Stock of the Company set forth opposite its name on Schedule I attached hereto.

               (c) Each of MSLEF II and Equity Investors Inc. represents to the other parties hereto that it is duly incorporated and validly existing as a corporation under the laws of the state of its incorporation, and is in good standing therein; that it has the power and authority under its certificate of incorporation to enter into and perform this Agreement; that the execution of this Agreement by it has been duly authorized by all required corporate actions; that the consummation of the transactions contemplated hereunder will not result in a breach or violation of, or a default under, its certificate of incorporation, its by-laws, or any material agreement by which it or any of its properties is bound or any statute, rule, regulation, order or other law to which it is subject, nor require the obtaining of any consent, approval, permit or license from, or filing with, any governmental authority or other Person by MSLEF II, Inc. or Equity Investors Inc., respectively, in connection with the execution, delivery and performance by it of this Agreement, except for violations which would not, or consents or filings which, if not obtained or made, would not, in the aggregate, affect materially and adversely the business, financial condition or results of operation of MSLEF II, Inc. and its subsidiaries, taken as a whole, or Equity Investors Inc. and its subsidiaries, taken as a whole, respectively; that this Agreement constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation; and that, as of the date hereof, it beneficially owns the number of shares of Common Stock of the Company set forth opposite its name
Schedule I attached hereto.

               (d) The Company represents to the other parties hereto that it is duly incorporated and validly existing as a corporation under the laws of the state of Delaware, and is in good standing therein; that it has the power and authority under its certificate of incorporation to enter into and perform this Agreement; that the execution of this Agreement by it has been duly authorized by all required corporate actions; that the consummation of the transactions contemplated hereunder will not result in a breach or violation of, or a default under, its certificate or incorporation, its by-laws, or any material agreement by which it or any of its properties is bound or any statute, rule, regulation, order or other law to which it is subject, nor require the obtaining of any consent, approval, permit or license from, or filing with, any governmental authority or other Person by the Company in connection with the execution, delivery and performance by it of this Agreement, except for violations which would not, or consents or filings which, if not obtained or made, would not, in the aggregate, affect materially and adversely the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; that this Agreement constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation.

               (e) First Plaza represents and warrants to the other parties hereto that it has the full power and authority to execute and deliver this Agreement; that this Agreement has been duly authorized, executed and delivered by First Plaza and constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation; and that, as of the date hereof, it beneficially owns the number of shares of Common Stock of the Company set forth opposite its name on Schedule I attached hereto.

               (f) Leeway represents and warrants to the other parties hereto that it has the full power and authority to execute and deliver this Agreement; that this Agreement has been duly authorized, executed and delivered by Leeway and constitutes (assuming its due authorization and execution by the other parties hereto) its legal, valid and binding obligation; and that, as of the date hereof, it beneficially owns the number of shares of Common Stock of the Company set forth opposite its name on Schedule I attached hereto (except that Leeway acts as nominee for State Street Bank and Trust Company and Trust Company as Trustee for The Long Term Investment Trust).

               Section 14. Ireland Listing. Notwithstanding anything herein to the contrary, without the prior written consent of SIBV, neither MSLEF II nor any underwriter may require the Company to, and the Company shall not, effect the listing of any Registrable Securities on the Irish Stock Exchange.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   SMURFIT INTERNATIONAL B.V.



                                   By:   /s/ Houghton Fry
                                      -------------------------------------
                                         Name:  Houghton Fry
                                         Title: Attorney-in-Fact




                                   THE MORGAN STANLEY
                                   LEVERAGED EQUITY FUND II, L.P.

                                   By:   Morgan Stanley Leveraged Equity
                                         Fund II, Inc. (general partner)


                                   By:   /s/ Alan E. Goldberg
                                      -------------------------------------
                                         Name:  Alan E. Goldberg
                                         Title: Vice Chairman


                                   By:   /s/ Michael M. Janson
                                      -------------------------------------
                                         Name:  Michael M. Janson
                                         Title: Managing Director



                                   SIBV/MS EQUITY INVESTORS, L.P.

                                   By:   Morgan Stanley Equity Investors Inc.
                                         (general partner)


                                   By:   /s/ Alan E. Goldberg
                                      -------------------------------------
                                         Name:  Alan E. Goldberg
                                         Title: Vice Chairman



                                   MORGAN STANLEY EQUITY
                                   INVESTORS, INC.


                                   By:   /s/ Alan E. Goldberg
                                      -------------------------------------
                                         Name:  Alan E. Goldberg
                                         Title: Vice Chairman



                                   MORGAN STANLEY LEVERAGED
                                   EQUITY HOLDINGS, INC.



                                   By:   /s/ Alan E. Goldberg
                                   -------------------------------------------
                                         Name:  Alan E. Goldberg
                                         Title: Vice Chairman



                                   FIRST PLAZA GROUP TRUST

                                   By:   Mellon Bank, N.A., solely in its
                                         capacity as trustee for First Plaza
                                         Group Trust (as directed by General
                                         Motors Investment Management
                                         Corporation) and not in its
                                         individual capacity



                                   By:   /s/ Berndette A. Rist
                                      -------------------------------------
                                         Name:  Bernadette A. Rist
                                         Title: Authorized Signatory



                                   LEEWAY & CO.

                                   By:   State Street Bank and Trust Company,
                                         a partner


                                   By:   /s/ Kimberly A. Moynihan
                                   -------------------------------------------
                                         Name:  Kimberly A. Moynihan
                                         Title: Assistant Secretary



                                   JEFFERSON SMURFIT CORPORATION


                                   By:   /s/ Patrick J. Moore
                                   -------------------------------------------
                                         Name:  Patrick J. Moore
                                         Title: Vice President and Chief
                                                Financial Officer



                                   THE MORGAN STANLEY LEVERAGED
                                   EQUITY FUND, INC.


                                   By:   /s/ Alan E. Goldberg
                                      -------------------------------------
                                         Name:  Alan E. Goldberg
                                         Title: Vice Chairman


                                                                    SCHEDULE I


Stockholder Name                                                 Shares
-------------------------------------------------------------  ----------
Smurfit International B.V. and subsidiaries                    51,638,462

The Morgan Stanley Leveraged Equity Fund II, L.P.              30,527,880

Morgan Stanley Leveraged Equity Fund II, Inc.                   1,046,660

SIBV/MS Equity Investors, L.P.                                    225,460

First Plaza Group Trust                                         5,000,000

Leeway & Co.                                                    3,000,000



                                                                     EXHIBIT G


                            AFFILIATE'S LETTER


                                                            ____________, 1998

Jefferson Smurfit Corporation
Jefferson Smurfit Centre
8182 Maryland Avenue
St. Louis, Missouri 63105

Stone Container Corporation
150 North Michigan Avenue
Chicago, Illinois 60603

Ladies and Gentlemen:

               The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of Stone Container Corporation, a Delaware corporation ("Stone"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of May 10, 1998 (the "Agreement") among Stone, Jefferson Smurfit Corporation, a Delaware corporation ("JSC"), and JSC Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of JSC ("Merger Subsidiary"), Merger Subsidiary will be merged with and into Stone with Stone to be the surviving corporation in the merger (the "Merger").

               As a result of the Merger, the undersigned will receive shares of Common Stock, par value $0.01 per share, of JSC (the "JSC Common Stock") in exchange for shares owned by the undersigned of Common Stock, par value $0.01 per share, of Stone (the "Stone Common Stock").

               The undersigned represents, warrants and covenants to JSC and Stone that as of the date the undersigned receives any JSC Common Stock as a result of the Merger:

               A. The undersigned shall not make any sale, transfer or other disposition of the JSC Common Stock in violation of the Act or the Rules and Regulations.

               B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the JSC Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for Stone.

               C. The undersigned has been advised that the issuance of JSC Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger is submitted for a vote of the stockholders of Stone, the undersigned may be deemed to be an affiliate of Stone, the undersigned may not sell, transfer or otherwise dispose of the JSC Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to JSC, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

               D. The undersigned understands that JSC is under no obligation to register the sale, transfer or other disposition of the JSC Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned in compliance with an exemption from such registration.

               E. The undersigned also understands that there will be placed on the certificates for the JSC Common Stock issued to the undersigned or any substitution thereof, a legend stating in substance:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND JEFFERSON SMURFIT CORPORATION , A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF JEFFERSON SMURFIT CORPORATION."

               F. The undersigned also understands that unless the transfer by the undersigned of the undersigned's JSC Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, JSC reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) JSC has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to JSC, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

               G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of JSC, Stone and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

               H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of JSC and Stone that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

               Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of Stone as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                          Very truly yours,


                                          By:
                                              -----------------------------
                                              Name:


Accepted this ____ day of
____________, 1998.


JEFFERSON SMURFIT
CORPORATION



By:
    -------------------------------
    Name:
    Title: